UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

FORUM ENERGY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2013

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Forum Energy Technologies, Inc., which will be held at 8:00 a.m., Central Daylight Time, on May 17, 2013 at our offices at 920 Memorial City Way, Suite 1000, Houston, Texas, 77024.
At this meeting, we will ask you to: (i) elect three directors to serve three-year terms; (ii) approve, on an advisory basis, our executive compensation, or “say-on-pay”; (iii) vote, on an advisory basis, on whether we should have a say-on-pay vote every one, two or three years; (iv) approve our Employee Stock Purchase Plan; and (v) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.
Registration will begin at 7:30 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring photo identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.
Also provided with the proxy statement is Forum Energy Technologies’ 2012 Annual Report on Form 10-K, which we are distributing to our stockholders in lieu of a separate “glossy” annual report to reduce expenses.
Thank you for your continued support of and interest in Forum Energy Technologies.
Sincerely,

C. Christopher Gaut
Chairman of the Board and Chief Executive Officer

FORUM ENERGY TECHNOLOGIES, INC.

_______________

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2013
The annual meeting of stockholders of Forum Energy Technologies, Inc. will be held at 8:00 a.m., Central Daylight Time, on May 17, 2013 at our offices at 920 Memorial City Way, Suite 1000, Houston, Texas, 77024, for the following purposes:

Proposal 1.	To elect the three persons named in this proxy statement to serve as directors for terms of three years.

Proposal 2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Proposal 3.	To vote, on a non-binding, advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers.

Proposal 4.	To approve our Employee Stock Purchase Plan.

Proposal 5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.
Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.
The board of directors recommends that you vote as follows:

Proposal 1: “FOR ALL”;

Proposal 2: “FOR”;

Proposal 3: an annual frequency of future advisory votes on the compensation of our named executive officers;

Proposal 4: “FOR”; and

Proposal 5: “FOR”.

The board of directors has established March 25, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.
This year we are utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery. On or about the date hereof, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2013

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proxy statement and our annual report on Form 10-K for the year ended December 31, 2012. The notice provides instructions on how you can request a paper copy of these documents if you desire. Stockholders, whether or not they expect to be present at the meeting, are urged to vote their shares as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors
James L. McCulloch
Secretary

April 5, 2013
920 Memorial City Way, Suite 1000
Houston, Texas 77024

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FORUM ENERGY TECHNOLOGIES, INC.
920 Memorial City Way, Suite 1000
Houston, Texas 77024
________________
PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2013 Annual Meeting of Stockholders of Forum to be held on May 17, 2013 or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.
We have elected to provide access to our proxy materials over the Internet and are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.
All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the approval of the compensation of our named executive officers, the approval of our Employee Stock Purchase Plan and the ratification of the appointment of our independent registered public accounting firm, stockholders may vote for or against the proposal or may abstain from voting. When voting on the frequency of future advisory votes on the compensation of our named executive officers, stockholders may select a frequency of every one, two or three years, or abstain. Stockholders should vote their shares on the proxy card we have provided. If no choice is indicated, proxies that are signed and returned will be voted as recommended by our board of directors.
All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES
The board of directors has established March 25, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 92,051,541 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.
The three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. The approval of the compensation of our named executive officers, the approval of our Employee Stock Purchase Plan and the ratification of the appointment of our independent registered public accounting firm is subject to the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, provided that the total votes cast on the proposal regarding our Employee Stock Purchase Plan (including abstentions) represent a majority of the shares of common stock entitled to vote on the proposal. The alternative (other than abstention) regarding the frequency of future advisory votes on the compensation of named executive officers that receives the most votes will be deemed the advice of the stockholders.
Brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. The New York Stock Exchange, however, precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Under NYSE rules, brokers holding shares in “street name” for their beneficial holder clients will have discretion to vote only on the ratification of the appointment of our independent registered public accounting firm. Brokers cannot vote on the other matters to be considered at the meeting without instructions from the beneficial owners. If you do not instruct your broker how to vote on those matters, your broker will not vote on your behalf.
Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has indicated that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions. Because the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, abstentions and broker non-votes will not affect the outcome of the voting on the elections. Because the approval of the compensation of our named executive officers, the approval of our Employee Stock Purchase Plan and the ratification of the appointment of our independent registered public accounting firm requires the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, abstentions will have the same effect as votes against these proposals. Broker non-votes, on the other hand, will not affect the outcome of the voting with respect to such proposals, except that they could prevent the total votes cast with respect to the proposal regarding the Employee Stock Purchase Plan from representing a majority of the shares entitled to vote on the proposal, in which event that proposal would not be approved. With respect to the advisory vote on the frequency of future advisory votes on the compensation of named executive officers, because the alternative (other than abstention) that receives the most votes will be deemed the advice of stockholders, broker non-votes will not affect the outcome of the voting on that proposal.
Any holder of our common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by: (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date, or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

If your properly executed proxy does not indicate how you wish to vote your common stock, the persons named on the proxy card will vote as follows:
Proposal 1: “FOR ALL”;

Proposal 2: “FOR”;

Proposal 3: an annual frequency of future advisory votes on the compensation of our named executive officers;

Proposal 4: “FOR”; and

Proposal 5: “FOR”.
COST AND METHOD OF PROXY SOLICITATION
We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or facsimile or in person. Proxy materials will be furnished without cost to brokers, dealers and other custodian nominees and fiduciaries to forward to the beneficial owners of shares held in their names.

OUR DIRECTORS
Our board of directors is divided into three classes of directors serving staggered three-year terms. Set forth below are the names of, and certain information with respect to, our directors, including the three nominees for election to the Class I positions on our board of directors, as of March 31, 2013.

Name	Director Class	Age	Position(s)

C. Christopher Gaut*	I	56	President, Chief Executive Officer and Chairman of the Board of Directors
Evelyn M. Angelle	II	45	Director
David C. Baldwin*	I	50	Director
John A. Carrig	II	61	Director
Michael McShane	III	58	Director
Franklin Myers*	I	60	Director
Terence M. O’Toole	III	54	Director
Louis A. Raspino	III	60	Director
John Schmitz	III	53	Director
Andrew L. Waite	II	52	Director
*    Nominee for election as Class I director at Annual Meeting of Stockholders
C. Christopher Gaut. Mr. Gaut has served as our President, Chief Executive Officer and Chairman of the board of directors since August 2010 and as one of our directors since December 2006. He served as a consultant to L.E. Simmons & Associates, Incorporated (“LESA”), the ultimate general partner of SCF-V, L.P., SCF 2012A, L.P., SCF-VI, L.P., SCF 2012B, L.P. and SCF-VII, L.P. (collectively, “SCF”), our largest stockholder, from November 2009 to August 2010. Mr. Gaut served at Halliburton Company, a leading diversified oilfield service company, as President of the Drilling and Evaluation Division and prior to that as Chief Financial Officer, from March 2003 through April 2009. From April 2009 through November 2009, Mr. Gaut was a private investor. Prior to joining Halliburton Company in 2003, Mr. Gaut was the Co-Chief Operating Officer of Ensco International, a provider of offshore contract drilling services. He also served as Ensco’s Chief Financial Officer from 1988 until 2003. Mr. Gaut is currently a member of the board of directors of Ensco plc. Mr. Gaut holds an A.B. in Engineering Sciences from Dartmouth College and an M.B.A. from The Wharton School at the University of Pennsylvania. The board is nominating Mr. Gaut because he is our chief executive officer and, in addition, has experience in other executive leadership roles of energy companies, including as chief financial officer and co-chief operating officer; operational and financial expertise in the oil and gas business; knowledge of the demands and expectations of our customers; and experience as a board member of another public company.
Evelyn M. Angelle. Ms. Angelle was appointed as a director of Forum in February 2011. Since January 2011, Ms. Angelle has served as Senior Vice President and Chief Accounting Officer for Halliburton. From January 2008 until January 2011, Ms. Angelle was Vice President, Corporate Controller and Principal Accounting Officer for Halliburton, responsible for financial reporting, planning, budgeting, financial analysis and accounting services. From December 2007 until January 2008, Ms. Angelle was Vice President of Operations Finance for Halliburton, leading finance employees located around the world. From April 2005 until November 2007, she also served as Vice President of Investor Relations, overseeing Halliburton’s communications and relationships with investors and analysts. Prior to that, she was responsible for internal and external reporting of consolidated financial statements, technical accounting research and consultation and income tax accounting. Before joining Halliburton, Ms. Angelle worked for 15 years in the audit department of Ernst & Young LLP, where she specialized in serving large, multinational public companies and provided technical accounting and consultation to clients and other professionals. She is a certified public accountant in Texas and a certified management accountant. She currently serves on the executive committees of Junior Achievement of Southeast Texas and Junior Achievement USA. As a result of her professional experience, Ms. Angelle possesses particular knowledge in accounting, internal controls and public company disclosure compliance. In addition, she brings added judgment about investor relations and the financial management of a large organization.
David C. Baldwin. Mr. Baldwin was appointed as a director of Forum in May 2005. Mr. Baldwin is currently a Managing Director of LESA, the ultimate general partner of SCF and a private equity firm, and has held various positions since joining LESA in 1991. Prior to joining LESA, Mr. Baldwin was a drilling and production engineer with Union Pacific Resources, an independent natural gas and oil exploration and production company. Mr. Baldwin serves as a director of Rockwater Energy Solutions, Inc., a private energy services company, a director and Chairman of the board of directors of Beckman Production Services, Inc., a private energy services company, and served as a director of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services. The board of directors is nominating Mr. Baldwin because of his extensive experience in identifying strategic growth trends in the energy industry and evaluating potential transactions. Further, his service as a Managing Director of the general partner of our largest stockholder provides a valuable perspective into its insights and interests.
John A. Carrig. Mr. Carrig was appointed as a director of Forum in July 2011. He retired from ConocoPhillips on March 1, 2011, having most recently served as President and Chief Operating Officer since 2008, where he was responsible for global Exploration and Production, Refining and Marketing, Commercial, Project Development and Procurement and the Health, Safety and Environment functions. Mr. Carrig served as Executive Vice President, Finance, and Chief Financial Officer from 2002 to 2008. Prior to the merger with Conoco Inc. in 2002, Mr. Carrig was with Phillips Petroleum Company, where he was named Senior Vice President and Chief Financial Officer in 2001. In 2000, he joined Phillips’ management committee as Senior Vice President and Treasurer. From 1996 to 2000, he was Vice President and Treasurer. Mr. Carrig served as Treasurer in 1995, and Assistant Treasurer in 1994. He joined Phillips in 1978 as a tax attorney. He has been a private investor and engaged in charitable endeavors since his retirement from ConocoPhillips. Mr. Carrig serves on the board of directors of TRC Companies Inc. and WPX Energy, Inc. The board of directors selected Mr. Carrig due to the length and breadth of his experience in the oil and gas industry, the perspective he brings as a result of his long service as an executive of a major public company with global reach and his strategic, financial and management acumen. In addition, Mr. Carrig brings valuable insight as a result of his long history as a customer for oilfield equipment and services.
Michael McShane. Mr. McShane was appointed as a director of Forum in September 2010. Mr. McShane also currently serves as an Operating Partner to Advent International, an international private equity fund. Mr. McShane has been a director of Spectra Energy Corp., a provider of natural gas infrastructure, since April 2008, Complete Production Services, Inc., a provider of specialized oil and gas completion and production services, from March 2007 until February 2012, Superior Energy Services, Inc., a provider of specialized oilfield services and equipment, since the completion of Superior Energy’s acquisition of Complete Production Services in February 2012, and Oasis Petroleum Inc., an exploration and production company, since May 2010. Previously, Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until April 2008, having also served as Chairman of the Board from May 2003 through April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President—Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002 and Vice President—Finance from 1987 to 1990 while BJ Services Company was a division of Baker Hughes Incorporated. Mr. McShane joined BJ Services Company in 1987 from Reed Tool Company, where he was employed for seven years in various financial management positions. The board of directors selected Mr. McShane because of his expansive knowledge of the oil and gas industry, as well as relationships with chief executives and other senior management at oil and natural gas companies and oilfield service companies throughout the world. He brings to the board of directors his experiences as a senior leader and chief financial officer within the oilfield service industry, as well as his leadership as chairman and chief executive officer of a leading North American drill bit technology and drill pipe manufacturer. Mr. McShane also provides the board of directors with a producer perspective that is valuable in strategic discussions.

Franklin Myers. Mr. Myers was appointed as a director of Forum in September 2010 and the lead independent director of the board of directors in December 2011. Mr. Myers served as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from April 2008 through March 2009, prior to which, from 2003 through March 2008, he served as the Senior Vice President and Chief Financial Officer. From 1995 to 2003, he served as Senior Vice President and President of a division within Cooper Cameron Corporation, as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and as attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers serves on the board of directors of ION Geophysical Corporation, a technology-focused seismic solutions company, Comfort Systems USA, Inc., a national heating, ventilation and cooling company, and HollyFrontier Corporation, a refining and marketing company. He also serves as Senior Advisor to Quantum Energy Partners, a Houston-based energy private equity firm. Mr. Myers also served as an operating adviser for Paine Partners, a private equity fund, from 2009 through December 2012. The board of directors is nominating Mr. Myers because his extensive experience as both a financial and legal executive makes him uniquely qualified as a valuable member of our board of directors. Mr. Myers has been responsible for numerous successful finance and acquisition transactions throughout his career, and his expertise gained through those experiences has proven to be a significant resource for our board of directors. In addition, the board of directors is nominating Mr. Myers because his service on boards of directors of other NYSE-listed companies enables him to observe and advise on favorable governance practices pursued by other public companies.
Terence M. O’Toole. Mr. O’Toole was appointed as a director of Forum and a member of the board's Nominating, Governance & Compensation Committee in connection with a private placement of our common stock to Tinicum L.P., a private equity firm (“Tinicum”), contemporaneously with the closing of our initial public offering in April 2012. Mr. O’Toole is the co-managing member of Tinicum. He has served as the co-managing member of Tinicum Capital Partners II L.P., the predecessor partnership to Tinicum, since January 2006 (together with Tinicum, the “Tinicum Partnerships”). Prior to joining the Tinicum Partnerships, Mr. O’Toole spent 21 years at Goldman, Sachs & Co., where he was a partner, a member of the investment committee and the partnership committee and the chief operating officer of the principal investment area. Mr. O’Toole is currently a member of the board of directors of various privately held companies in which Tinicum has an investment, including Specialty Waste Partners, Inc., a waste removal company, Liberman Broadcasting, Inc., a Spanish-language broadcaster; Skyway Towers Holdings II LLC, a developer, owner and operator of wireless communications towers in the United States; EGI Holdings, LLC and Enesco LLC, U.S.-based producers of giftware and home and garden decor products; and Ashby Street Outdoor Holdings, LLC, an owner and operator of outdoor advertising structures. His experience in evaluating and completing numerous acquisitions and his extensive knowledge of financial markets make him well qualified to serve on our board of directors. In addition, Mr. O’Toole’s experience serving on the boards of directors of other companies provided him with exposure to a variety of governance practices and has proven valuable in board deliberations.
Louis A. Raspino. Mr. Raspino was elected as a director of Forum in January 2012. He was named President, Chief Executive Officer and a director of Pride International, Inc., a contract drilling company, in June 2005 and served in that capacity until its acquisition by Ensco plc in May 2011. Mr. Raspino has been a private investor since June 2011. He joined Pride International in December 2003 as Executive Vice President and Chief Financial Officer. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc. From February 1999 until March 2001, he held various senior financial positions, including Vice President of Finance for Halliburton Company. From October 1997 until July 1998, he was a Senior Vice President at Burlington Resources, Inc. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of positoms of increasing responsibility at Louisiana Land and Exploration Company, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino is also a director of Chesapeake Energy Corporation and Dresser-Rand Group Inc. Mr. Raspino’s significant experience as an executive officer of other energy companies, service as a member of other boards of directors and his operational, strategic and financial expertise in the oil and gas business make Mr. Raspino well qualified to serve on our board of directors.
John Schmitz. Mr. Schmitz was appointed as a director of Forum in September 2010. Mr. Schmitz currently serves as the Chairman and Chief Executive Officer of Select Energy Services, LLC, an oil and gas services company, a position he has held since January 2007. In addition, Mr. Schmitz has served as the President of HEP Oil Company from March 1992 to the present. Prior to his current involvement at Select Energy Services, LLC and HEP Oil Company,

Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, a provider of specialized services and products focused on helping oil and gas companies develop hydrocarbon reserves, reduce costs and enhance production. Mr. Schmitz is also the President of Sunray Capital GP, LLC, a Texas limited liability company, the general partner of Sunray LP, and President of Schmitz & Schmitz Properties, Inc., a Texas limited partnership, the general partner of B-29 Investments. Mr. Schmitz’ keen insight into emerging trends in North American shale plays and the types of equipment needed to service producers’ requirements make him well qualified to serve on our board of directors. He also has knowledge of other manufacturers’ capabilities and their reputations for quality and deliverability, providing a valuable perspective on our evaluation of potential acquisitions.
Andrew L. Waite. Mr. Waite was appointed as a director in August 2010. Mr. Waite is a Managing Director of LESA, the ultimate general partner of SCF, and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with the Royal Dutch/Shell Group, an integrated energy company. Mr. Waite served on the board of directors of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services, from 2005 to 2009, Hornbeck Offshore Services, Inc., a provider of marine services to exploration and production oilfield service, offshore construction and military customers, from 2000 to 2006 and Oil States International, Inc., a leading manufacturer of equipment for deepwater production facilities and subsea pipelines and a leading service provider to the oil and gas industry, from 1995 to 2006. Mr. Waite’s extensive experience in identifying strategic growth trends in the energy industry and evaluating potential transactions makes him well qualified to serve on our board of directors. Further, his service as a Managing Director of the ultimate general partner of our largest stockholder provides a valuable perspective into its insights and interests.

SECURITY OWNERSHIP
The following table sets forth information as of March 31, 2013 with respect to the beneficial ownership of our common stock by (1) each of our stockholders who is known by us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below and (3) all of our current executive officers and directors as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class
Stockholders owning 5% or more:
SCF-V, L.P. and Related Entities 600 Travis Street, Suite 6600 Houston, TX 77002 (2)	43,368,818	47.1
Directors and Nominees:
C. Christopher Gaut (3)	1,999,925	2.1
Evelyn M. Angelle	17,903	*
David C. Baldwin (2)(4)	43,378,597	47.1
John A. Carrig (5)	58,242	*
Michael McShane	59,604	*
Franklin Myers	63,590	*
Terence M. O’Toole (6)	2,676,445	2.9
Louis A. Raspino	59,765	*
John Schmitz (7)	2,284,662	2.5
Andrew L. Waite (2)(8)	43,374,793	47.1

Other Named Executive Officers:
James W. Harris	401,085	*
Charles E. Jones	744,929	*
Wendell R. Brooks	469,085	*
James L. McCulloch	435,182	*
All current executive officers and directors as a group (17 persons)	52,841,795	57.4
____________
* Less than 1% of issued and outstanding shares of common stock.

(1)
The number of shares beneficially owned by the directors, director nominees and executive officers listed in the table includes shares that may be acquired within 60 days of March 31, 2013 by exercise of stock options as follows: Mr. Gaut — 48,562; Mr. Harris — 14,615; Mr. Jones — 17,482; Mr. Brooks — 17,482; Mr. McCulloch — 12,117; and all current executive officers and directors as a group — 127,370.

(2)
SCF-V, L.P. is the direct owner of 14,613,308 shares, SCF 2012A, L.P. is the direct owner of 4,100,587 shares, SCF-VI, L.P. is the direct owner of 8,546,928 shares, SCF 2012B, L.P. is the direct owner of 2,352,000 shares and SCF-VII, L.P. is the direct owner of 13,755,995 shares. L.E. Simmons is President and sole member of the board of directors of LESA, which is the ultimate general partner of each of SCF V, L.P., SCF VI, L.P., SCF-VII, L.P., SCF 2012A, LP and SCF 2012B, LP (collectively, the “Funds”). L.E. Simmons may be deemed to beneficially own the common stock beneficially owned or deemed to be beneficially owned by the Funds and may be deemed to have voting and investment control over the securities. Mr. Simmons disclaims beneficial ownership of such shares.

(3)
Includes 334,600 shares held in trust, half of which are held for the benefit of Mr. Gaut and half of which are held for the benefit of his spouse. Mr. Gaut is the trustee of the trust which is for his benefit, and his spouse is the trustee of the trust which is for her benefit. Mr. Gaut disclaims beneficial ownership of all shares held in trust for his spouse.

(4)
Mr. Baldwin is the direct owner of 9,779 shares of restricted stock that were issued to him in connection with his service on our board of directors. Mr. Baldwin serves as a managing director of LESA and, as such, may be deemed to have voting and investment power over the shares of common stock owned by the Funds. Mr. Baldwin disclaims beneficial ownership of such shares.

(5)	Includes 18,000 shares held in trust for the benefit of Mr. Carrig’s children. Mr. Carrig serves as trustee of the trust and disclaims beneficial ownership of the shares held by the trust.

(6)
Includes 9,779 shares of restricted stock that were issued to Mr. O’Toole in connection with his service on our board of directors. In addition, Tinicum FET, LLC (“Tinicum FET”) directly owns 2,666,666 shares of common stock. The manager of Tinicum FET is Tinicum Lantern III L.L.C. (“Tinicum Lantern III”). Mr. O’Toole is a co-managing member of Tinicum Lantern III. As such, Mr. O’Toole may be deemed to have voting and investment power over Tinicum FET’s portfolio. Mr. O’Toole disclaims beneficial ownership of the shares held by Tinicum FET.

(7)
Includes 325,378 and 1,942,847 shares owned by Sunray Capital, LP (“Sunray LP”) and B-29 Investments, LP, a Texas limited partnership (“B-29 Investments”). Mr. Schmitz is the President of Sunray Capital GP, LLC (“Sunray GP”), a Texas limited liability company, the general partner of Sunray LP, and President of Schmitz & Schmitz Properties, Inc., a Texas limited partnership, the general partner of B-29 Investments. As such, Mr. Schmitz may be deemed to have voting and investment power over the shares of common stock owned by Sunray LP and B-29 Investments. Mr. Schmitz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)
Mr. Waite is the direct owner of 5,975 shares of restricted stock and 3,804 restricted stock units that were issued to him in connection with his service on our board of directors. In addition, Mr. Waite serves as a managing director of LESA and, as such, may be deemed to have voting and investment power over the shares of common stock owned by the Funds. Mr. Waite disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)
The board of directors currently comprises ten members. The ten members are divided into three classes having three members in each of Class I and II and four members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders. The term of the three current Class I directors will expire at the annual meeting. The terms of the Class II directors expire at the annual meeting of stockholders to be held in 2014, and the terms of the Class III directors will expire at the annual meeting of stockholders to be held in 2015.
Nominees for Election
The board of directors, upon the recommendation of the Nominating, Governance & Compensation Committee, has nominated for submission to the stockholders Messrs. Gaut, Baldwin and Myers as Class I directors for a term of three years, each to serve until the annual meeting of stockholders in 2016 or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors, in its discretion, may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee. Our board of directors has determined that Messrs. Baldwin and Myers are “independent” as that term is defined by the applicable NYSE listing standards.
Vote Required and Board Recommendation
If a quorum is present at the annual meeting, the three nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR ALL” of the aforementioned three director nominees.

CORPORATE GOVERNANCE
The Board of Directors. The board of directors is responsible for oversight of our business and affairs. To assist it in carrying out its duties, the board of directors has delegated certain authority to an Audit Committee and a Nominating, Governance & Compensation Committee. The board of directors also delegated, and may in the future delegate, certain authority to other committees of the board of directors from time to time. During 2012 the board of directors held six meetings. Each current director attended at least 80% of the total number of meetings of the board of directors and of the committees of the board of directors on which he or she served that were held during the term of his or her service on the board of directors and its committees. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are encouraged to attend annual meetings of our stockholders. Our annual meeting during 2012 occurred prior to our initial public offering.
Code of Conduct. Our board of directors has adopted a Code of Conduct, which sets forth the standards of behavior expected of each of our employees, officers, directors and agents. The Code of Conduct describes the responsibility of our employees, officers, directors and agents to:

•	Protect our assets and customer assets;

•	Foster a safe and healthy work environment;

•	Deal fairly with customers and other third parties;

•	Conduct international business properly;

•	Report misconduct; and

•	Protect employees from retaliation.
Employees, officers and directors are required to certify annually that they have read, understand and will comply with the Code of Conduct. The Code of Conduct is available on our website at www.f-e-t.com under “Corporate Governance” in the “Investors” section.
Stock Ownership Requirements. To further align the interests of the directors with the long-term interests of stockholders, our board of directors has adopted a Stock Ownership Requirements Policy that requires non-employee directors to own shares equal to five times the annual base cash retainer in effect as of January 1 of each year. Directors are expected to reach this level of target ownership within five years of joining our board of directors or February 21, 2018, whichever is later. Actual shares of stock, restricted stock, restricted stock units (including deferred stock units) and earned but unvested performance shares may be counted in satisfying the stock ownership guidelines. Shares held by SCF are attributed to Messrs. Baldwin and Waite, and shares held by Tinicum, L.P. are attributed to Tinicum’s designee to our board of directors, Mr. O’Toole. All of our directors currently meet the requirements set forth in the policy. The Nominating, Governance & Compensation Committee will annually assess the policy and the director’s ownership relative to the policy and make recommendations as appropriate. In addition, as described more fully in the Compensation Discussion & Analysis section under “Other policies and practices,” our officers are required to own specified amounts of our stock, set at a multiple of the officers’ base salary rates. Each of our executive officers satisfies the stock ownership requirements.
Corporate Governance Guidelines. The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law and the NYSE listing standards. The guidelines provide a framework for our company’s governance and the board’s activities, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to independent advisers and management, annual evaluations of the board and other corporate governance practices and principles. The guidelines are available on our website at www.f-e-t.com under “Corporate Governance” in the “Investors” section.
Director Independence. It is the policy of the board of directors that a majority of the members of the board of directors and all of the members of the Audit Committee and the Nominating, Governance & Compensation Committee

qualify as “independent directors” in accordance with the NYSE listing standards. In addition, it is the policy of the board of directors that all the members of the Audit Committee also satisfy the criteria for independence under applicable provisions of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) and applicable SEC rules. No director is considered independent unless the board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the board of directors must affirmatively determine that each independent director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The board of directors considers all relevant facts and circumstances in making independence determinations.
Our board of directors has determined that all nine of our current non-management directors (Ms. Angelle and Messrs. Baldwin, Carrig, McShane, Myers, O’Toole, Raspino, Schmitz and Waite) qualify as “independent directors” in accordance with the listing standards of the NYSE and that each member of the Audit Committee qualifies as “independent” under the Exchange Act and applicable SEC rules.
In making its subjective determination that each such director is independent, the board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to our company and management. The board of directors considered the transactions in the context of the NYSE’s objective listing standards, our Corporate Governance Guidelines, the additional standards established for members of audit committees and the SEC and U.S. Internal Revenue Service standards for compensation committee members.
In connection with its determination as to the independence of Messrs. Baldwin and Waite, our board of directors considered the relationship between Forum and SCF Partners and its affiliates, our largest stockholder. In addition, in connection with its determination as to the independence of Mr. O’Toole and Mr. Schmitz, our board of directors considered the relationships between Tinicum and companies affiliated with Mr. Schmitz, respectively, and us. For a description of the agreements and transactions between us and each of SCF Partners and its affiliates, Tinicum and Mr. Schmitz, please see “Conflicts of Interest and Related Person Transactions.” Our board of directors believes that these transactions and relationships do not adversely affect Messrs. Baldwin’s, O’Toole’s, Schmitz’s and Waite’s ability or willingness to act in the best interests of Forum and its shareholders or otherwise compromise each such director’s independence. None of our directors serves as an executive officer or employee of a non-profit organization to which we made payments or contributions in excess of $5,000 over the last three fiscal years.
Separation of Chairman and CEO Roles. Our bylaws give the board of directors the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our board of directors has chosen to combine the roles of Chief Executive Officer and Chairman of the Board, both of which are held by Mr. Gaut. The board of directors believes that having Mr. Gaut fill both roles remains the best leadership structure for us at this time. During periods in which the offices of Chairman and Chief Executive Officer are combined, our Corporate Governance Guidelines provide that there shall be a lead independent director. Mr. Myers is our lead independent director. As lead independent director, he presides over the executive sessions of the independent and non-management directors. Except for Mr. Gaut, the board of directors is composed of independent directors.
Executive Sessions. The non-management directors meet regularly in executive session without management participation after regularly scheduled board meetings. In addition, our Corporate Governance Guidelines provide that, if the group of non-management directors includes a director who is not independent under NYSE listing standards, the independent directors will meet in executive session at least once annually. Currently, the director who presides at these meetings is the lead independent director. Our Corporate Governance Guidelines provide that, if the lead independent director ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.
Board’s Role in Risk Oversight. Our board of directors is actively involved in oversight of risks that could affect us. This oversight function is conducted primarily through committees of our board of directors, but the full board of directors retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of our system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. Our board of directors satisfies its oversight responsibility through full reports from the Audit Committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within us. In addition, we have internal audit systems in place to review adherence to policies and procedures, which are supported by a separate internal audit department.
Accounting and Auditing Concerns. The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Communication with the Board. Stockholders and other interested parties may make their concerns known confidentially to the board of directors or the non-management directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named non-management director or the “Non-Management Directors” as a group, in care of the Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified non-management director or the non-management directors as a group.
Organization of the Committees of the Board of Directors
Nominating, Governance & Compensation Committee. The Nominating, Governance & Compensation Committee currently consists of Michael McShane (Chairperson), John A. Carrig, Terence M. O’Toole and Louis A. Raspino. Each of Messrs. McShane, Carrig and Raspino are “non-employee directors” as defined under Rule 16b-3 of the Exchange Act. In addition, each Messrs. McShane, Carrig, O’Toole and Raspino are “outside directors” as defined in section 162(m) of the Internal Revenue Code of 1986. The purposes of the Nominating, Governance & Compensation Committee are, among others, to:

•	Advise the board of directors and make recommendations regarding appropriate corporate governance practices and assist the board of directors in implementing those practices;

•	Assist the board of directors by identifying individuals qualified to become members of the board of directors, and recommending director nominees to the board of directors;

•	Advise the board of directors about the appropriate composition of the board of directors and its committees;

•	Review, evaluate and approve our agreements, plans, policies and programs to compensate our corporate officers and directors;

•
Review and discuss with our management the compensation discussion and analysis included in this proxy statement and to determine whether to recommend to the board of directors that compensation discussion and analysis be included in this proxy statement, in accordance with applicable rules and regulations; and

•	Perform such other functions as the board of directors may assign to the committee from time to time.
The committee held five meetings during 2012. The board of directors has adopted a written charter for the Nominating, Governance & Compensation Committee, which is available on our website at www.f-e-t.com as described above.
Although the board of directors does not have a formal diversity policy, the Nominating, Governance & Compensation Committee, when assessing the qualifications of prospective nominees to the board of directors, considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. This process has resulted in a board that is comprised of highly qualified directors that reflect diversity as we define it.
Each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders, are also factors.  The board of directors does not select director nominees on the basis of race, color, gender, national origin, citizenship, marital status or religious affiliation.

The Nominating, Governance & Compensation Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chairperson, Nominating, Governance & Compensation Committee, in care of the Secretary, Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024. The recommendation should contain the following information:

•	The name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	The principal occupation or employment of the nominee;

•	The number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	Any other information the stockholder may deem relevant to the committee’s evaluation.
Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.
Audit Committee. The Audit Committee currently consists of Ms. Evelyn M. Angelle (Chairperson) and Messrs. Franklin Myers and John Schmitz. The board of directors has determined that Ms. Angelle is an “audit committee financial expert” as defined by applicable SEC rules. The committee’s purposes are to assist the board of directors with overseeing:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The qualifications, independence and performance of our independent auditors; and

•	The effectiveness and performance of our internal audit function.
The committee held seven meetings during 2012. The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.f-e-t.com as described above.
Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2012, none of our executive officers served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Nominating, Governance & Compensation Committee, (2) a director of another entity, one of whose executive officers served on our Nominating, Governance & Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors. In addition, none of the members of our Nominating, Governance & Compensation Committee (1) was an officer or employee of us during 2012, (2) was formerly an officer of us, or (3) other than with respect to Mr. O’Toole, had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K. As described above, Mr. O’Toole has served as the co-managing member of the Tinicum Partnerships since 2006. Mr. O’Toole was appointed as a director of Forum and a member of the board's Nominating, Governance & Compensation Committee in connection with a private placement of our common stock to Tinicum contemporaneously with the closing of our initial public offering in April 2012. For additional information about the private placement, see “Conflicts of Interest and Related Party Transactions – Tincum Private Placement.”

CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS
Procedures for approval of related person transactions
A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our common stock and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Our board of directors has adopted a written related person transactions policy, pursuant to which the Audit Committee reviews all material facts of all related person transactions and either approves or disapproves entry into the transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Audit Committee takes into account, among other factors, the following: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the transaction is material to us.
The Combination
On August 2, 2010, Forum Oilfield Technologies, Inc, (“FOT”), Global Flow Technologies, Inc. (“Global Flow”), Triton Group Holdings, LLC (“Triton”), Allied Production Services, Inc. (“Allied”) and Subsea Services International, Inc. (“Subsea”) combined to form Forum Energy Technologies, Inc. in a transaction we refer to as the “Combination.” Prior to the Combination, SCF Partners, through two of its private equity funds, controlled a majority of the voting interests in each of FOT, Global Flow, Triton and Subsea. SCF Partners also held a controlling position with respect to Allied by virtue of its ownership of a substantial portion of Allied’s issued and outstanding common stock and its contractual right to fill a majority of the directors’ seats comprising the Allied board of directors.
One of the companies that merged into us in connection with the Combination had a subsidiary with potential exposure to asbestos liability. Pursuant to the Combination Agreement that effected the Combination (the “Combination Agreement”), certificates representing 976,615 shares of our common stock in the aggregate that would otherwise have been issued to the shareholders of the entity with litigation exposure, including SCF Partners, at the time of the Combination (the “Escrow Stockholders”) are currently held in escrow pending determination of our subsidiary’s future asbestos liability exposure. At any time prior to the Escrow Termination Date (as defined in the Combination Agreement and described below), we may elect to disburse all or any portion of the shares of our common stock held in escrow to the Escrow Stockholders. In addition, we may deliver at any time prior to the date that is 120 days prior to August 2, 2014, an irrevocable written notice, indicating our intent to engage a valuation firm to prepare a final valuation report, in which case the process of disbursing and/or retaining the shares of common stock held in escrow, as provided for in the Combination Agreement, will begin.
On the Escrow Termination Date, we will disburse to each Escrow Stockholder such pro rata portion of the shares of common stock held in escrow on the Escrow Termination Date, minus an amount of escrow shares having an aggregate fair market value as of the time the escrow termination materials are delivered equal to such Escrow Stockholder’s pro rata portion of the Indemnification Amount (as defined in the Combination Agreement, and which generally relates to any increase in the overall anticipated future discounted costs our subsidiary expects to incur in defending the asbestos litigation following the Escrow Termination Date relative to the overall anticipated future discounted costs our subsidiary expected to incur in connection with such defense at the time of the Combination) (if any). Under the terms of the Combination Agreement, each Escrow Stockholder has the ability to elect to fund its pro rata portion of any Indemnification Amount in cash or using the shares of our common stock held in escrow. Thereafter, (i) the Escrow Stockholders will possess such disbursed shares of our common stock (if any), and will have no further obligation to us with respect thereto, and (ii) we will retain all of the remaining shares (if any), and will have no further obligation to any Escrow Stockholder with respect thereto. The Escrow Stockholders will owe no obligation to us for any Indemnification Amount in excess of the value of the shares of common stock held in escrow.
The Combination Agreement defines the Escrow Termination Date as the earlier of (i) the date the Indemnification Amount (as defined in the Combination Agreement) is determined to be zero in accordance with the terms of the Combination Agreement, (ii) the date of consummation of a transaction that results in a change of control or (iii) August 2, 2014 or, if a Dispute Notice (as defined in the Combination Agreement) is delivered, in lieu of such date, the date that the arbitrating accountant delivers its final written decisions regarding such dispute.
SCF Registration Rights Agreement
Demand Registration Rights. Under the Registration Rights Agreement dated August 2, 2010 entered into with SCF (the “Registration Rights Agreement”), SCF has the right to demand on five occasions that we register with the SEC all or any portion of SCF’s Registrable Securities (as such term is defined in the Registration Rights Agreement) so long as the Registrable Securities proposed to be sold on an individual registration statement have an aggregate gross offering price of at least $20 million (or at least $10 million if we are then eligible to register such sale on a Form S-3 registration statement (or any comparable or successor form) (a “Demand Registration”). Holders of SCF’s Registrable Securities may not require us to effect more than one Demand Registration in any six-month period. After such time that we become eligible to use Form S-3 (or comparable form) for the registration under the U.S. Securities Act of 1933 (the “Securities Act”) of any of our securities, any demand request by SCF with a reasonably anticipated aggregate offering price of $100 million may be for a “shelf” registration statement pursuant to Rule 415 under the Securities Act; provided that any such “shelf” registration statement demand request will count as two demand requests.
Piggyback Registration Rights. If we propose to file a registration statement under the Securities Act, relating to an offering of our common stock (other than a registration statement filed relating to securities offered in connection with benefit plans or acquisitions or any registration statement filed in connection with an exchange offer or offering solely to our stockholders), holders of Registrable Securities can request that we include in such registration, and any related underwriting, all or a portion of their Registrable Securities.
Holdback Agreements. Each holder of Registrable Securities is subject to certain lock-up provisions that restrict transfer during the period beginning 14 days prior to, and continuing for a period not to exceed 90 days for any underwritten public offering of our equity securities, except as part of such registration (subject to an extension of such lock-up period in certain circumstances).
Registration Procedures and Expenses. The Registration Rights Agreement contains customary procedures relating to underwritten offerings and the filing of registration statements. We have agreed to pay all registration expenses incurred in connection with any registration. All underwriting discounts and selling commissions and stock transfer taxes applicable to securities registered by holders and fees of counsel to any such holder (other than as described above) will be payable by holders of Registrable Securities.
Indemnification and Contribution. The Registration Rights Agreement also contains customary indemnification and contribution provisions by us for the benefit of holders participating in any registration. Each holder participating in any registration agrees to indemnify us in respect of information provided by such holder to us for use in connection with such registration; provided that such indemnification will be limited to the net proceeds actually received by such indemnifying holder from the sale of Registrable Securities.

Tinicum Private Placement
Concurrently with our initial public offering, we issued 2,666,666 shares of our common stock at the public offering price less the underwriting discount, in a private placement to Tinicum. In connection with Tinicum’s investment, we agreed to increase the size of our board of directors and appoint a new director to the vacancy, a person designated by Tinicum in connection with the completion of the private placement. We also agreed to take such actions as are necessary to cause the Tinicum designee to serve until our annual meeting of stockholders in 2015 as a Class III director and to serve on the Nominating, Governance & Compensation Committee of our board of directors. Once the Tinicum designee has served a term on the board of directors, we have no further obligations to appoint or otherwise nominate a designee of Tinicum to the board of directors. Tinicum’s designee is Mr. O’Toole, who was appointed to our board of directors in May 2012. In connection with the private placement, Tinicum obtained the piggyback registration rights described above with respect to SCF.
Transactions with our significant stockholders, directors and officers
We were party to a Secondment Agreement dated August 2, 2010 with LESA and W. Patrick Connelly, our former Vice President–Strategic Development. Pursuant to the Secondment Agreement, LESA assigned Mr. Connelly to us for a period of two years to perform, among other things, strategic development services in return for a monthly cash payment by us to LESA in the amount of $25,000. The Secondment Agreement was terminated in October 2012.
During 2012, a subsidiary of Forum leased from Mesa Real Estate Partners, LP manufacturing facilities (i) in Logan County, Oklahoma for $13,750 per month and (ii) in Cooke County, Texas for $51,795 per month. John Schmitz, a member of our board of directors, is a partner in Mesa Real Estate Partners, LP. These payments represent less than 1% and 6% of the consolidated gross revenues for 2012 for Forum and Mesa Real Estate Partners, LP, respectively. The leases were entered into in 2011 on standard terms and conditions, and Mr. Schmitz did not have any involvement in negotiating the terms of the lease nor interest in the transaction, except to the extent of his pro rata interest as a partner of Mesa Real Estate Partners, LP. A subsidiary of Forum also leases a manufacturing facility in Clearfield, Pennsylvania to Select Energy Services, LLC for approximately $13,000 per month. Select Energy Services, LLC is an affiliate of B-29 Investments, LP. Mr. Schmitz is the Chairman and Chief Executive Officer of the ultimate parent of B-29 Investments, LP and Steven Schmitz, Mr. Schmitz’s brother, also serves as an officer, director and employee of B-29 Investments, LP. These payments represent less than 1% of the consolidated gross revenues for 2012 for each of Forum and Select Energy Services, LLC. This lease was entered into in 2011 on standard terms and conditions, and Mr. Schmitz did not have any involvement in negotiating the terms of the lease. In addition, a subsidiary of Forum purchased products from Bell Supply during 2012 in an amount totaling approximately $5 million. Mr. Schmitz is the Chairman of the Board of Managers of Synergy Energy Holdings, LLC, Bell Supply’s parent. These purchases were made on arms-length terms between the parties and represent less than 1% of the consolidated gross revenues for 2012 for both Forum and Bell Supply. A subsidiary of Forum also obtained construction and architectural services from Mages Group, LLC during 2012 totaling approximately $280,000. Mr. Schmitz is the President of Mages Group, LLC. These services were provided based on arms-length terms between the parties and represent less than 1% of the consolidated gross revenues for 2012 for both Forum and Mages Group, LLC. We also had sales of Flow Equipment and Drilling Technologies products for an aggregate amount of $786,000 to Crest Pumping Technologies, LLC, of which Mr. Schmitz is a member. These sales were made in arms-length terms between the parties and represent less than 1% and 3% of the consolidated gross revenues for 2012 for both Forum and Crest Pumping Technologies, LLC, respectively.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2012 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis except for three late Form 4 filings: (1) David C. Baldwin, director, filed a late Form 4 with respect to the acquisition of 5,975 shares; (2) Andrew L. Waite, director, filed a late Form 4 with respect to the acquisition of 5,975 shares; and (3) Charles E. Jones, Executive Vice President–Drilling & Subsea, filed a late Form 4 with respect to the acquisition of 5,000 shares.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis, or CD&A, provides information about our compensation objectives and policies for the executives who served as our principal executive officer, our principal financial officer and our other three most highly-compensated executive officers during 2012, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components.
Throughout this discussion, the following individuals are referred to as the “Named Executive Officers” or “NEOs” and are included in the Summary Compensation Table:
•C. Christopher Gaut—President, Chief Executive Officer and Chairman of the Board
•    James W. Harris—Senior Vice President and Chief Financial Officer
•    Charles E. Jones—Executive Vice President; President, Drilling & Subsea
•    Wendell R. Brooks—Executive Vice President; President, Production & Infrastructure
•    James L. McCulloch—Senior Vice President, General Counsel and Secretary
Executive summary
Our successful 2012 financial and operational performance resulted from management’s execution of our strategic corporate plan. We have adopted an executive compensation program that is designed to incentivize management behaviors to make us an outstanding investment for shareholders. In addition to holding management accountable for accomplishing financial results, we insist on the highest standards of ethical conduct and operational safety, which we believe will position us for long-term success.
In furtherance of our strategic corporate plan, in 2012 we accomplished the following under the direction of management:

•	Record annual revenue of $1.415 billion for 2012, a 25% increase from 2011, with each of our six product lines increasing revenue;

•	Net income of $151.5 million for 2012, an approximate 62% increase from 2011;

•	Stock price performance since our IPO in April 2012 ranked at the top of our peer group;

•	Completion of our initial public offering on April 17, 2012, in which, together with a concurrent private placement, we received net proceeds of approximately $306.4 million;

•	Completion of four acquisitions for aggregate cash consideration of $139.3 million; and

•	Decrease in debt level and interest expense, as compared to 2011.

Elements of our executive compensation program
Our compensation and benefits programs consist of the following components, which are described in greater detail below:
•    Base salary;
•    Annual cash bonus awards;
•    Long-term equity-based incentives; and
•    401(k) and health benefits.
Key components of our compensation philosophy
Our overall compensation philosophy is to provide competitive pay to our executives that rewards strong corporate performance. Our philosophy with respect to cash compensation is that target total cash should be at or near the market median. Base salaries will typically be set below the market median while our annual incentive award targets are designed to be above the market median. The result of this design is the opportunity for our executives to earn cash compensation at or near the market median in a year where our performance has met our target goals. We believe that this philosophy provides a strong incentive for our executives to achieve annual corporate goals.
While we have not established strict guidelines for our grants of equity awards, it is and will be our philosophy that long-term compensation should account for a significant portion of total direct compensation. For this reason we expect to make annual grants of equity-based awards to the executives, while placing long-term restrictions on the awards. Our objective is to be a high growth, high performing oilfield products company and we want to link a significant portion of our executives’ compensation to the long-term interests of our stockholders. To implement this strong link to our executives’ total compensation potential, we anticipate that the capital accumulation opportunities resulting from our long-term grants will be at or above the market median and will represent a significant portion of total compensation to each NEO.
Overall, our compensation program is designed to pay our executives near the market median in a target performance year and reward them with higher than median total compensation in years of superior performance relative to our internal performance metrics and our direct competitors. This compensation philosophy is intended to allow us to attract and retain executives who will be committed to our strategic corporate plan.
Role of the compensation committee in setting compensation
The Nominating, Governance & Compensation Committee of our board of directors is, under its charter, responsible for designing, implementing and administering our executive compensation programs and, in doing so, the Nominating, Governance & Compensation Committee is guided by the compensation philosophy stated above. References to “the Committee” within this CD&A refer to the Nominating, Governance & Compensation Committee. Prior to our initial public offering in April 2012, the Committee was composed of five members: Messrs. Baldwin (Chairperson), Carrig, McShane, Raspino and Waite. Following the completion of our initial public offering, the Committee was composed of Messrs. McShane (Chairperson), Carrig and Raspino. In addition, pursuant to the terms of the Stock Purchase Agreement entered into in connection with the private placement to Tinicum, Mr. O’Toole was appointed to the Committee in connection with his appointment to our board of directors in May 2012.

On an annual basis the Committee reviews and approves total compensation for our executive officers through a process including:
•    Selecting and engaging an external, independent consultant;
•    Reviewing and selecting companies to be included in our peer group;
•    Reviewing market data on all major elements of executive compensation; and
•    Reviewing performance results against operating plans and incentive plan targets.
A complete listing of our Committee’s responsibilities is included in the Committee’s charter, which is available for review on our corporate website at www.f-e-t.com.
Role of management in setting compensation
Our Chief Executive Officer (“CEO”) is involved in recommending the compensation of our executive officers, excluding his own compensation. Each year, the CEO makes recommendations to the Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO considers such components as experience level, individual performance, overall contribution to company performance and market data for similar positions. The Committee takes the CEO’s recommendations under advisement, but the Committee makes all final decisions regarding executive officer compensation other than with respect to the CEO. Our CEO’s compensation is reviewed and discussed by the Committee, which then makes recommendations regarding his compensation to the independent members of our board of directors, led by the lead independent director. Our board of directors ultimately makes decisions regarding the CEO’s compensation.
Our CEO attends Committee meetings as necessary. He is excused from any meeting when the Committee deems it advisable to meet in executive session or when the Committee meets to discuss items which would impact the CEO’s compensation. The Committee may also consult other employees, including the remaining Named Executive Officers, when making compensation decisions, but the Committee is under no obligation to involve the Named Executive Officers in its decision-making process.
Role of the compensation consultant in setting compensation
The Committee has engaged the services of Pearl Meyer & Partners, LLC (“PM&P”) as its independent executive compensation consultant. PM&P operates exclusively as a compensation consultant and has more than twenty years of experience as an organization. Many of its senior consultants have experience of longer than thirty years. It serves a large number of companies and compensation committees in the energy industry, and as a result it maintains an extensive compensation database that it uses to supplement information obtained from publicly available sources. Certain of the Committee members have worked with representatives of PM&P in the past and valued the firm’s collective knowledge and capabilities, and its ability to develop compensation programs that incentivize executives and align performance with company strategies and shareholders’ interests. The Committee selected PM&P on the basis of its reputation, capabilities and experience.
PM&P’s current role is to advise the Committee on matters relating to executive compensation to help guide, develop and implement our executive compensation programs. PM&P reports directly to the Committee and any requests management may have of PM&P throughout the course of its engagement must be approved by the Committee before any work is undertaken. PM&P may perform work for Forum outside of the scope of its engagement by the Committee, but the Committee reviews and approves all such assignments to ensure that the independence of its compensation consultant is not compromised. The engagement of PM&P did not raise any conflicts of interest. During 2012, PM&P was engaged to provide only executive compensation consulting services for the Committee and was not engaged to provide any other services to us. No officer, director, partner or employee of PM&P has any known personal relationship with any officer, director, shareholder or employee of Forum that would present any potential conflict to their independence.

Comparator compensation peer group
We have developed a comparator peer group which is composed of specific peer companies within the energy industry. Our peer group was developed with the assistance of PM&P and used to analyze our NEO compensation. This peer group is used to determine direct market levels of the main elements of executive compensation (base salary, annual incentives, long-term incentives, as well as total direct compensation). The peer group is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans, employment agreements, severance and change in control policies and employee benefits. The composition of the peer group is reviewed by the Committee on an annual basis to ensure that we have and maintain an appropriate group of comparator companies. Certain changes to the peer group were made with respect to the 2013 year, as discussed in greater detail below.
Criteria for selecting peer companies for compensation benchmarking is based on a number of factors. The peer companies selected should reflect an optimum mix of the following criteria listed below in their relative order of importance:
Competitive market:
•    Competing Talent—companies with executive talent similar to that valued by us;
•    Direct Competitors—companies in the same or similar industry sector for products or services; and
•    Competing Industry—companies in the same general industry sector having similar talent pools.
Size and demographics:
•    Firms with competitive posture that are generally similar in revenue or market cap size and whose median revenue for the group approximates our revenue;
•    Firms with a competitive posture and comparable area of operations;
•    Firms in the same or similar competitive posture that experience similar market cycles; and
•    Firms that serve the same sector of the industry.
The Committee, based on PM&P’s analysis and our internal analysis, determined to use the following peer group of 16 companies (table includes company name and ticker symbol) to evaluate and compare our compensation practices in 2012:

ATW	Atwood Oceanics, Inc.	OII	Oceaneering International, Inc.
BAS	Basic Energy Services, Inc.	OIS	Oil States International, Inc.
BRS	Bristow Group, Inc.	PKD	Parker Drilling Co.
CLB	Core Laboratories NV	PTEN	Patterson-UTI Energy, Inc.
DRC	Dresser-Rand Group Inc.	RBN	Robbins & Myers, Inc.
HLX	Helix Energy Solutions Group, Inc.	RDC	Rowan Companies, Inc.
KEG	Key Energy Services, Inc.	CKH	SEACOR Holdings Inc.
LUFK	Lufkin Industries, Inc.	TDW	Tidewater Inc.

Role of market data
PM&P uses compensation data gathered from the peer group as well as supplemental data from published market surveys to benchmark our executive compensation. The supplemental survey data allow the Committee to consider compensation levels through the broader energy industry compared to the oilfield services focused data of the peer group. Survey data also provide market norms for executive positions which may not be reported as named executive officers in the peer group data. The Committee may periodically commission PM&P to conduct a market-based compensation study. The most recent such study used in connection with the determination of total compensation in 2012 was completed in 2012. Additional details on the findings of the PM&P 2012 study are included below under “—Findings of recent compensation study.”
Elements of compensation for our named executive officers
Base salary. Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities, experience and requisite skills. It represents the minimum income a Named Executive Officer may receive in any year. Base salaries are determined for each Named Executive Officer based on the executive’s position and responsibility. We review the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, we consider individual and company performance over the course of that year. The employment agreements we maintain with the Named Executive Officers (described in greater detail below) provide that base salaries will generally not be reduced during the annual review unless the decrease is in connection with a similar reduction applicable to all of our executive officers, and if so, the decrease could be a reduction of up to 10% of the executive’s base salary. Base pay amounts for each Named Executive Officer are listed in the Summary Compensation Table.
Bonuses and annual incentive awards. Our annual incentive awards are formulaic and performance based. Our payouts are expressed as a percentage of an executive’s base salary as laid out in the table below. Each year the Committee reviews bonus targets as well as target and actual total cash compensation paid to the named executive officers of our peer group to gauge the competitive level of our targets and ultimate payouts. Below we describe our annual incentive plan which was effective in 2012.
Management Incentive Plan
Our Management Incentive Plan (the “MIP”) for 2012 was designed to incentivize and reward key executives who had a significant impact on our achievement of overall corporate performance goals. The Committee approved NEO participants and their target bonus levels for the MIP and will continue to do so in future years.
The following table sets out the NEO target and maximum bonus levels for 2012 expressed as a percentage of annual base salary:

Executive	Target bonus (% of base)	Maximum bonus (% of base)
C. Christopher Gaut	125%	250%
James W. Harris	80%	160%
Charles E. Jones	100%	200%
Wendell R. Brooks	100%	200%
James L. McCulloch	80%	160%

MIP payout curve
The MIP has a built in threshold such that zero bonus is paid if we achieve anything less than 70% of the established performance goals for the year. When actual performance is 120% or greater than the target performance level, referred to as “over-achievement,” the participant is eligible to receive the maximum bonus in the above table, an amount of up to two times (2X) the target award.

MIP performance metrics
Performance for the MIP in 2012 was measured in terms of operating income and a safety measure. The Committee concluded that using operating income as a measure would align the interests of the executives with those of its shareholders. Safety is an overriding value of our company. The safety measure was based on the Total Recordable Incident Rate (“TRIR”), which is a measure of the recordable workplace injuries that occur during the year, calculated by multiplying the number of recordable injuries in a calendar year by 200,000 (100 employees working 2,000 hours per year), and dividing this value by the total man-hours actually worked in the year.
For our Named Executive Officers, the operating income performance accounted for 80% of the overall bonus potential while TRIR levels accounted for 20% of the bonus potential. The operating income measure was derived from the 2012 Financial Plan set by our board of directors, adjusted for acquisitions during the year. The safety measures were designed to incentivize improvements in TRIR for the company as a whole, for each division and for each product line. The targets for each product line were established with reference to past safety results and the average TRIR for the oil and gas manufacturing industry, as reported in 2010 by the U.S. Department of Labor. Threshold and over-achievement levels were set at points recommended by management to create stretch goals while at the same time maintaining the incentive of each product line throughout the year, and not as percentages of target TRIR. For Messrs. Gaut, Harris and McCulloch, TRIR performance for the company as a whole accounted for 6.8% of their MIP target, and the performance of individual product lines accounted for 13.2%. For Messrs. Jones and Brooks, TRIR performance for their respective division as a whole accounted for 6.8% of their MIP target, and the performance of individual product lines within their respective division accounted for 13.2%.
Long-term equity based incentives
We believe that long-term equity awards are the strongest link between executive pay and stockholder interests and expect long-term equity grants to be a significant portion of our NEO total compensation. Options are inherently performance based and we believe provide a strong link between our executives’ and stockholders’ long-term interests. We may grant restricted stock units for competitive purposes and to balance the compensation risk associated with options and to provide value in equity which is tied to retention by placing a vesting requirement on the restricted stock unit grants. Another reason we may grant restricted stock units is to conserve our share pool. Fewer full value shares are required to deliver a targeted equity value than would be required if the grant were made in options alone. We include performance based awards in the mix of equity granted to our NEOs. Beginning with the 2013 equity awards, we established that the percentages of each year’s grant will be made up one-third each of options, restricted stock units and performance based shares as a balanced approach, which considers the motivation of our executives, the interests of our stockholders, as well as the common practice within our peer group. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, and we do not grant options with a grant date prior to the date of Committee approval of the grant.
Employee benefits
Our 401(k) Plan is designed to allow all employees, including the participating Named Executive Officers, to contribute on a pre-tax basis. Contributions to the 401(k) Plan are not taxable to employees until withdrawn from the 401(k) Plan. Each participant may elect to contribute up to 75% of his pre-tax compensation to the 401(k) Plan as pre-tax contributions (but limited by the statutory maximum of $17,500 for 2013). Additionally, participants age 50 years and older may make a “catch-up contribution” to the 401(k) Plan each year up to an amount set by statute ($5,500 for 2013). We currently match 100% of participant contributions up to 3% of compensation, and we match 50% of any additional contributions up to 5% of compensation, for a total potential matching contribution of 4% of compensation. We also have the discretion to provide a profit sharing contribution to each participant depending on our company’s performance for the applicable year. Because of the statutory limits on amounts contributed to qualified plans, our Named Executive Officers generally do not receive the full potential matching contribution under the 401(k) Plan.
We also provide medical, dental and vision coverage to all our employees, as well as basic life and disability coverage.
Perquisites
We do not provide for any perquisites or any other personal benefits for our executive officers that are not available to other employees.
Executive compensation mix
2012 Compensation Highlights. The following are compensation highlights for our named executive officers for 2012:

•	Base salaries increased on average by approximately 1.3%;

•	Annual formula-derived bonuses were paid out at approximately 37% of target bonus for Messrs. Gaut, Harris and McCulloch, 55% for Mr. Jones and approximately 24% for Mr. Brooks; and

•
After no long-term equity incentive awards were issued in 2011, our board of directors authorized the issuance of awards comprised of 50% restricted stock and 50% options upon successful completion of our initial public offering in April 2012.

The charts below set out our collective pay mix for our CEO and other NEOs based on 2012 annual base salary, the annual incentive paid for 2012 performance, which were well below target levels, and the 2012 long-term incentive award grant based value.
2012 Compensation Decisions
2012 Base Salaries and MIP Opportunities
Our Committee approved the 2012 base salaries and MIP target bonus opportunities for each of our Named Executive Officers other than Mr. Gaut. Our board of directors approved Mr. Gaut’s base salary and MIP target bonus opportunity.

Executive	2012 Base Salary ($)	Increase % from 2011 Base Salary	Target bonus (% of base)	Maximum bonus (% of base)
C. Christopher Gaut	625,000	—	125%	250%
James W. Harris	341,250	5.0%	80%	160%
Charles E. Jones	475,000	—	100%	200%
Wendell R. Brooks	375,000	—	100%	200%
James L. McCulloch	320,500	3.4%	80%	160%
Awards under our MIP with respect to 2012 were determined following an analysis of our financial results for the 2012 year. The Committee recommended the MIP bonus payout for 2012 for Mr. Gaut to the board of directors, who approved the payment, and approved the payout for each of our other Named Executive Officers in February 2013. Actual MIP payments are below target levels because our actual performance for the measurers used under the MIP for 2012 were below the targets set by our board of directors.

Executive	MIP Payment ($)	MIP Payment as % of Target	2012 Payment as % of Base Salary (1)
C. Christopher Gaut	292,186	37.4	46.75
James W. Harris	100,793	36.9	29.54
Charles E. Jones	261,165	55.0	54.98
Wendell R. Brooks	91,000	24.3	24.27
James L. McCulloch	95,047	37.1	29.66

(1)	Percentage calculated based on 2012 salary approved by the Nominating, Governance & Compensation Committee or board of directors, as applicable, in effect as of December 31, 2012.

As discussed above, the MIP comprised two performance measures for the NEOs: operating income and safety. For Messrs. Gaut, Harris and McCulloch, the MIP comprised performance measures for operating income and safety at the corporate level. For Messrs. Jones and Brooks, the MIP comprised performance measures for operating income at the corporate level and for their respective divisions, and safety for their respective divisions. The table below sets forth the operating income targets and achievements for 2012 with respect to each NEO:

	Operating Income
	Corporate			Division
Executive	Target ($)	Actual ($)	Bonus ($)	Target ($)	Actual ($)	Bonus ($)
	(thousands)	(thousands)		(thousands)	(thousands)
C. Christopher Gaut	298,726	237,789	200,000	—	—	—
James W. Harris	298,726	237,789	68,992	—	—	—
Charles E. Jones	298,726	237,789	72,833	197,699	161,160	60,800
Wendell R. Brooks	298,726	237,789	43,000	123,665	97,258	48,000
James L. McCulloch	298,726	237,789	65,059	—	—	—
The table below sets forth the safety targets and achievements for 2012 with respect to each NEO:

	Safety (TRIR)
	Corporate			Division
Executive	Target	Actual	Bonus ($)	Target	Actual	Bonus ($)
C. Christopher Gaut	2.20	2.43	92,186	—	—	—
James W. Harris	2.20	2.43	31,801	—	—	—
Charles E. Jones	—	—	—	2.06	1.89	127,532
Wendell R. Brooks	—	—	—	2.22	3.30	—
James L. McCulloch	2.20	2.43	29,988	—	—	—
In accordance with the terms of the MIP, each performance measure was adjusted as necessary for acquisitions consummated during the year. The achievement of financial and safety measures for each executive resulted in the payments set forth above, and no discretionary adjustments were made thereto by the Committee.
IPO equity compensation awards
Our Committee, and our board of directors in respect of Mr. Gaut, granted equity-based compensation awards to each of the Named Executive Officers in connection with the completion of our initial public offering in 2012. The awards were granted pursuant to the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) and consisted of both restricted stock awards and stock option awards as set forth in the table below. There were no other equity grants to NEOs during 2012.

Executive	Stock Option Awards (1)	Restricted Stock Awards (2)
C. Christopher Gaut	194,250	66,230
Charles E. Jones	69,930	23,680
Wendell R. Brooks	69,930	23,680
James W. Harris	58,460	19,980
James L. McCulloch	48,470	16,650
(1) The stock option awards vest annually in equal installments over a four year period, have an option exercise price equal to $20 (the initial price to the public in our initial public offering) and expire on the tenth anniversary of the date of issuance.
(2) The restricted stock awards vest annually in equal installments over a four-year period.

Employment agreements
We believe that it is important to formally document the employment relationship that we have agreed to maintain with our Named Executive Officers in the form of employment agreements. We entered into employment agreements with each of the Named Executive Officers, except for Mr. McCulloch, effective August 2, 2010. We entered into an employment agreement with Mr. McCulloch effective October 25, 2010. These employment agreements set forth the manner by which the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the officer’s employment.
We believe that severance protections, particularly in the context of a change in control transaction, play a critical role in attracting and retaining key executive officers. Providing this type of protection is common in the oilfield services industry. In addition, these benefits serve our interests by promoting a continuity of management and aligning management’s interests with those of our shareholders in the context of an actual or threatened change in control transaction.
Our Committee determined during 2012 that certain amendments should be made to each of our Named Executive Officer’s employment agreements (with the exception of Mr. Jones, whose employment agreement already contained the protections described below). After a thorough review of the potential change in control payments that our Named Executive Officers could receive pursuant to their employment agreements and equity compensation awards, the Committee recognized that the Named Executive Officers could be subject to significant excise taxes in the event that we consummated a change in control in the near future. In general, executive officers that receive payments that are contingent on a change in control can be subject to excise taxes in addition to the normal income taxes associated with that payment if the change in control-related payments exceed certain thresholds. Each executive’s threshold amount is based upon the compensation, including the value realized from the exercise of stock options and vesting of restricted shares that the individual has received over the five-year period prior to the change in control.
In view of the recent compensation history of each of our Named Executive Officers, including the fact that they were limited in their ability to realize value from equity-based compensation awards due to the illiquid nature of Forum’s shares prior to our initial public offering, but that such awards would be accelerated in the event of a change in control, it was apparent to the Committee, and in Mr. Gaut’s case to the board of directors, that excise taxes could offset a material amount of compensation in the event of a change in control. The Committee discussed this hypothetical situation with PM&P, and determined that it would be appropriate to remove any possible conflicts of interest that could exist between our Named Executive Officers and our stockholders in assessing any potential change in control transaction by providing the Named Executive Officers with limited tax protection for change in control-related payments for a very limited period of time. All excise tax protections included in the Named Executive Officers’ employment agreements (with the exception of Mr. Jones, whose protection will continue) will terminate on December 31, 2014. This will provide these executives with a reasonable period within which to increase their excise tax threshold amount to a point that will allow them to realize the full value of the competitive compensation we have awarded to them.
Other material terms of these agreements are set forth below under “Executive Compensation.” The severance provisions within the employment agreements are set forth in detail in “Executive Compensation — Potential payments upon termination and change in control” below.
2013 Compensation and Awards
2013 Base Salaries and MIP Opportunities
In February 2013, our Committee approved the 2013 base salaries and the MIP target bonus opportunities for each of our Named Executive Officers other than Mr. Gaut. Our board of directors approved Mr. Gaut’s base salary and MIP target bonus opportunity. The MIP measures for 2013 are similar to those for 2012 with respect to the operating income and safety measures, in that there is a threshold performance level, a target level and an over-achievement level. In addition, the MIP for 2013 will include a working capital component, which is measured by dividing the average of the net working capital at the end of each month by the actual revenue for the year. The MIP threshold level is 70%, the target level is set at 100%, while the over-achievement level is set at 120%.
Equity compensation awards
Our Committee, and our board of directors in respect of Mr. Gaut, granted equity-based compensation awards to each of the Named Executive Officers in February 2013. The awards were granted pursuant to our 2010 Plan and consisted of both restricted stock unit awards, stock option awards and performance share awards as set forth in the table below. Each performance share awarded may settle for between zero and two shares of our common stock. The final number of shares will be determined based on the total shareholder return of our common stock as compared to a group of our peer companies, measured annually over a three-year performance period. Our equity-based compensation awards granted in February 2013 were at the median as compared to our peer companies.

Executive	Stock Option Awards	Restricted Stock Unit Awards	Performance Share Awards
C. Christopher Gaut	126,850	40,950	40,950
James W. Harris	31,710	10,240	10,240
Charles E. Jones	31,710	10,240	10,240
Wendell R. Brooks	31,710	10,240	10,240
James L. McCulloch	25,770	8,320	8,320
The charts below set out our collective pay mix for our CEO and other NEOs based on 2013 annual base salary, the target annual incentive for 2013 performance and the 2013 long-term incentive award grant based value.
Nonqualified Deferred Compensation Plan
In February 2013, we adopted a non-qualified deferred compensation plan that permits eligible participants, including the NEOs, to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations. The plan was adopted in consultation with PM&P, which advised the Committee that such a plan was a competitive practice.
The plan provides that an officer may defer up to 50% of his base compensation and all or any portion of his bonus. All deferred amounts are credited with earnings through the date paid.
Each NEO is 100% vested in all matching contributions as a result of having satisfied the service requirements, except that Mr. McCulloch will be 100% vested in October 2013. The Committee administers this plan, and our CEO designates who may participate in the plan. Benefits under the plan are paid upon termination of employment in a cash lump sum or in annual installments over a period not longer than five years, as the participant elects.
Upon a “change of control” within the meaning of the 2010 Plan, all account balances will be fully vested.

Employee Stock Purchase Plan
Effective July 1, 2013 and subject to stockholder approval at the annual meeting, we will adopt an employee stock purchase plan, which will provide our eligible employees, including our Named Executive Officers, an option to purchase our common stock through payroll deductions and will be designed to comply with Section 423 of the Internal Revenue Code. Generally, the purchase price will be equal to 85% (or such other percentage that is not lower than 85% as designated by the Committee prior to the commencement of an offering period) of the market price of common stock on one of the following dates: (i) the offering date, (ii) the purchase date or (iii) the offering date or the purchase date, whichever is lower, as designated by the Committee from time to time. Offering periods generally consist of six-month periods, or such other periods as may be determined from time to time by the Committee. Employees will be limited to a maximum payroll deduction of up to 30% of eligible compensation and may not purchase more than $25,000 in shares each calendar year under the plan. A total of 605,000 shares of our common stock will be reserved for issuance under the plan.
Other policies and practices
Clawbacks
Payments made under our incentive plans, as well as any other payments and benefits, which an NEO receives pursuant to a company plan or other arrangement, are subject to a clawback to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other SEC guidelines. Our clawback policies are reviewed annually.
Risk assessment
Our board of directors has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. In the future, our Committee will perform this assessment annually and if a likelihood of a material risk exists, it will enlist additional resources for a full assessment.
Our compensation philosophy and culture support the use of base salary, certain performance-based compensation and benefit plans that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business segments. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market;

•
Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, safety and, in the case of our division heads, financial performance and safety of their respective business units and (iii) long-term incentives to more closely tie executive compensation to stockholder interests and provide for it to be at-risk based on performance;

•	We intend to always have a strategic long-term plan;

•	Our annual corporate goals will be established with specific consideration given to behavioral risk;

•	We design our compensation plans so that no material risks are created between or across product lines;

•	We seek to implement appropriate performance measures each year, whether absolute or relative;

•	We have established maximum payouts to cap any performance incentives in place; and

•	We have clawback provisions built into our incentive plans.
In summary, although a portion of the compensation provided to Named Executive Officers is based on our overall performance or product line performance, we believe our compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short-term and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions.
Executive Stock Ownership Requirements
To further align the interests of the NEOs with the long-term interests of stockholders, our board of directors has adopted a Stock Ownership Requirements Policy which requires our executive officers to own shares equal to specified amounts of our stock, set at a multiple of the officers’ base annual salary as in effect as of January 1 of each year. Targets are based on the following multiples of base salary:

Officer	Multiple
CEO	6x
Executive Vice Presidents	4x
Corporate Senior Vice Presidents	3x
Other Section 16 Officers	2x
NEOs are expected to reach this level of target ownership within five years of assuming their positions or February 21, 2018, whichever is later. Actual shares of stock, restricted stock, restricted stock units (including deferred stock units) and earned but unvested performance shares may be counted in satisfying the stock ownership guidelines. Shares issuable upon exercise of unexercised stock options are not counted. The Committee intends to annually assess the policy and the NEO’s ownership relative to the policy and make recommendations to our board of directors as appropriate. As of March 31, 2013, each of the NEOs satisfies the stock ownership policy.
Accounting and tax considerations
Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. An exception applies to this deductibility limitation for a limited period of time in the case of companies that become publicly-traded.
We reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.
If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design such arrangements to comply with (or be exempt from) Section 409A to the extent that the design is also appropriate for our business goals with respect to that arrangement.
All equity awards to our employees, including executive officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with FASB Accounting Standards Codification, Topic 718, “Compensation—Stock compensation.”

NOMINATING, GOVERNANCE & COMPENSATION COMMITTEE REPORT
The Nominating, Governance & Compensation Committee has reviewed and discussed with Forum’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Michael McShane, Chairperson
John A. Carrig
Terence M. O’Toole
Louis A. Raspino

EXECUTIVE COMPENSATION
Summary compensation table
The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during 2010, 2011 and 2012 fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
C. Christopher Gaut	2012	628,434	—	1,324,600	1,435,508	292,186	12,500	3,693,228
Chief Executive Officer and Chairman of the Board	2011	626,717	—	—	—	1,397,834	14,700	2,039,251
	2010	252,404	625,000	—	6,462,254	—	320,182	7,659,840
James W. Harris	2012	339,063	—	399,600	432,019	100,793	12,500	1,283,975
Sr. Vice President and Chief Financial Officer	2011	308,997	—	—	—	441,343	14,700	765,040
	2010	276,178	234,203	122,529	689,614	—	71,559	1,394,083
Charles E. Jones	2012	477,610	—	473,600	516,783	261,165	12,500	1,741,658
Executive Vice President; President—Drilling & Subsea	2011	476,305	—	—	—	801,563	14,700	1,292,568
	2010	475,000	671,345	749,957	997,310	—	10,917	2,904,529
Wendell R. Brooks	2012	377,061	—	473,600	516,783	91,000	12,500	1,470,944
Executive Vice President; President—Production & Infrastructure	2011	376,030	—	—	—	705,563	14,700	1,096,293
	2010	344,100	397,708	—	734,860	—	14,700	1,491,368
James L. McCulloch	2012	319,636	—	333,000	358,193	95,047	12,500	1,118,376
Sr. Vice President, General Counsel and Secretary	2011	293,956	—	—	—	419,872	12,250	726,078
	2010	49,327	—	500,350	618,180	—	—	1,167,857

(1)
We did not grant stock awards or option awards to our Named Executive Officers during the 2011 calendar year. The amounts disclosed in the “2012” and “2010” rows represent the grant date fair value in 2012 and 2010, respectively, as determined in accordance with FASB Accounting Standards Topic 718. All 2012 equity awards were granted based on the fair market value of a share of our common stock being $20.00. Other assumptions included: (a) an exercise price of $20.00; (b) an expected term of 6.25 years; (c) volatility of 35.87%; (d) a dividend yield of 0.0%; (e) a risk free investment rate of 1.13%; and (f) a Black-Scholes value of $7.39. All 2010 equity awards were granted based on the fair market value of a share of our common stock being $7.68. Other assumptions included: (a) an exercise price of $7.68; (b) an expected term of 6.25 years; (c) volatility of 33.73%; (d) a dividend yield of 0.0%; (e) a risk free investment rate of 2.0%; and (f) a Black-Scholes value of $2.84. For additional information, see Note 12 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2012.

(2)	Amounts in the “2012” and “2011” rows reflect the MIP award payments that we made to the Named Executive Officers during the first quarters of 2013 and 2012, respectively.

(3)	All amounts reflected in this column for 2012 represent contributions that we made to each Named Executive Officer’s 401(k) Plan accounts and relate to profit sharing for 2012.

Grants of plan-based awards for 2012
The table below reports all grants of plan-based awards made during 2012.

Grants of Plan-Based Awards during 2012
		Estimated Future Payouts Under Non-Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock (2)(3)	All Other Option Awards: Number of Securities Underlying Options (2)(4)	Exercise or Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
C. Christopher Gaut		—	781,250	1,562,500
	4/12/2012					194,250	20.00	1,435,508
	4/12/2012				66,230			1,324,600
James W. Harris		—	273,000	546,000
	4/12/2012					58,460	20.00	432,019
	4/12/2012				19,980			399,600
Charles E. Jones		—	475,000	950,000
	4/12/2012					69,930	20.00	516,783
	4/12/2012				23,680			473,600
Wendell R. Brooks		—	375,000	750,000
	4/12/2012					69,930	20.00	516,783
	4/12/2012				23,680			473,600
James L. McCulloch		—	256,400	512,800
	4/12/2012					48,470	20.00	358,193
	4/12/2012				16,650			333,000

(1)	These columns represent awards under our MIP. For additional information about the MIP, please read “Compensation Discussion and Analysis — Elements of compensation for our named executive officers.”

(2)
All awards in this column were made pursuant to our 2010 Plan. For additional information about the 2010 Plan, please read “Compensation Discussion and Analysis — Elements of compensation for our named executive officers.”

(3)
This column consists of restricted stock granted in connection with the completion of our initial public offering. The restricted stock vests in four equal annual installments beginning on the first anniversary of the grant date.

(4)
This column consists of options to purchase our common stock granted in connection with the completion of our initial public offering and become exercisable in four equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary on the date of issuance. The exercise price may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of our common stock. The exercise price for these nonqualified stock options represents the initial price to the public in our initial public offering.

(5)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.
Outstanding equity awards at 2012 fiscal year end
The table below sets forth awards that were granted to the Named Executive Officers both prior to the Combination as well as awards that we granted to the Named Executive Officers under the 2010 Plan. Expiration dates are also shown for each individual award. Additionally, no performance-based equity grants were made to the Named Executive Officers prior to December 31, 2012.

Outstanding equity awards as of December 31, 2012

	Option Awards				Stock Awards
	Number of securities underlying unexercised options		Option exercise price	Option expiration date	Number of shares of stock that have not vested	Market value of shares of stock that have not vested ($)(1)
	exercisable	unexercisable
C. Christopher Gaut	1,138,804	1,138,805 (2)	$7.68	08/01/2020
	—	194,250 (3)	$20.00	04/12/2022
					66,230 (4)	$1,639,193
					2,886 (5)	71,429
James W. Harris	23,587	7,863 (6)	$6.08	07/01/2014
	111,000	111,000 (2)	$7.68	08/01/2020
	10,526	10,527 (7)	$7.68	11/29/2020
	2,377	7,132 (8)	$15.35	12/7/2021
	—	58,460 (3)	$20.00	04/12/2022
					7,955 (9)	196,886
					5,356 (10)	132,561
					19,980 (4)	494,505
Charles E. Jones	63,825	21,275 (6)	$6.08	07/01/2014
	175,750	175,750 (2)	$7.68	08/01/2020
	—	69,930 (3)	$20.00	04/12/2022
					48,766 (11)	1,206,959
					23,680 (4)	586,080
Wendell R. Brooks	128,279	—	$5.85	09/30/2017
	128,279	—	$5.85	10/21/2017
	17,094	—	$5.85	11/20/2018
	9,601	3,201 (12)	$5.85	12/16/2019
	129,500	129,500 (2)	$7.68	08/01/2020
	—	69,930 (3)	$20.00	04/12/2022
					23,680 (4)	586,080
James L. McCulloch	111,000	111,000 (13)	$7.68	10/25/2020
		48,470 (3)	$20.00	04/12/2022
					32,560 (14)	805,860
					16,650 (4)	412,088

(1)	Amounts in this column were calculated by assuming a market value of our common stock of $24.75 per share.

(2)	Options vest annually in equal installments over a two-year period on each of August 2, 2013 and 2014.

(3)	Options vest annually in equal installments over a four-year period on each of April 12, 2013, 2014, 2015 and 2016.

(4)	Restricted stock vests annually in equal installments over a four-year period on each of April 12, 2013, 2014, 2015 and 2016.

(5)	Restricted stock vests on September 15, 2013.

(6)	Options vest on July 1, 2013.

(7)	Options vest annually in equal installments over a two-year period on each of November 29, 2013 and 2014.

(8)	Options vest annually in equal installments over a three-year period on each of December 7, 2013, 2014 and 2015.

(9)	Restricted stock vests annually in equal installments over a two-year period on each of November 29, 2013 and 2014.

(10)	Restricted stock vests annually in equal installments over a two-year period on each of December 7, 2013 and 2014.

(11)	Restricted stock vests annually in equal installments over a two-year period on each of December 1, 2013 and 2014.

(12)	Options vest on December 17, 2013.

(13)	Options vest annually in equal installments over a two-year period on each of October 25, 2013 and 2014.

(14)	Restricted stock vests annually in equal installments over a two-year period on each of October 25, 2013 and 2014.

Options exercised and stock vested in the 2012 fiscal year
Values shown in the table below were calculated by multiplying the number of shares of restricted stock that vested by the market value of our common stock on the date of vesting.
Stock vested for the year ended December 31, 2012

	Stock Awards		Option Awards
	Number of shares acquired on vesting	Value realized on vesting	Stock option awards exercised	Value realized upon exercise
C. Christopher Gaut	4,662	$109,069	—	—
James W. Harris	5,781	$141,750	12,950	$185,832
Charles E. Jones	24,420	$567,765	222,000	$3,665,220
Wendell R. Brooks	—	—	—	—
James L. McCulloch	16,280	$352,788	—	—
Pension benefits
We maintain a 401(k) Plan for our employees, including our Named Executive Officers, but at this time our Named Executive Officers do not participate in a pension plan.
Non-qualified deferred compensation
In February 2013, we adopted a non-qualified deferred compensation plan that permits eligible participants, including the NEOs, to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations.
The plan provides that a participant may defer up to 50% of his base compensation and all or any portion of his bonus. All deferred amounts are credited with earnings through the date paid.
Each participant is 100% vested in all matching contributions as a result of having satisfied the service requirements except that Mr. McCulloch will be 100% vested in October 2013. The Nominating, Governance & Compensation Committee administers this plan and our CEO designates who may participate in the plan. Benefits under the plan are paid upon termination of employment in a cash lump sum or in annual installments over a period not longer than 5 years, as the participant elects.
Upon a “change of control” within the meaning of the 2010 Plan, all account balances will be fully vested.
Employment agreements
We entered into employment agreements with each of the Named Executive Officers, except for Mr. McCulloch, effective August 2, 2010. We entered into an employment agreement with Mr. McCulloch on October 25, 2010. Each employment agreement contains substantially similar provisions with the exception of the determination of the amount of the severance benefit described below under “Quantification of payments.” Each employment agreement automatically extends for one-year periods on the anniversary of the effective date unless either party gives sixty days prior written notice of its intention to not renew the term of employment. The employment term can also be terminated at any time upon prior written notice by us or the executive. Each employment agreement provides that the annual base salary for the executive will not be less than the following: Mr. Gaut, $625,000; Mr. Harris, $300,000; Mr. Jones, $475,000; Mr. Brooks, $375,000; and Mr. McCulloch, $285,000. Each executive will be eligible to participate in, and may be awarded an annual bonus under, our annual cash incentive bonus program if certain performance targets are met for the performance period, which is expected to be each calendar year. Under each of the employment agreements, if the executive’s employment is terminated prior to the expiration of the term by the executive for good reason, by notice of non-renewal by us or by our action for any reason other than the executive’s death or disability or for cause, subject to the executive’s execution and nonrevocation of a release within the period specified in the employment agreement, the executive will be entitled to receive certain severance payments and benefits from us.
The employment agreements of each of the Named Executive Officers (with the exception of Mr. Jones, whose employment agreement already contains the protections described below) were amended during the 2012 year with respect to excise taxes payable in the event that we consummated a change in control in the near future. Please see the “Compensation Discussion and Analysis – Employment agreements” section above for a more detailed description of the amendment and the “Potential payments upon termination and change in control” section below for a more detailed description of the terms and payments provided under each of the employment agreements in connection with severance benefits upon certain terminations of employment.
Potential payments upon termination and change in control
The employment agreements we maintain with our Named Executive Officers will provide the executives with severance benefits upon certain terminations of employment, and the individual award agreements that govern our stock option and restricted stock awards under the 2010 Plan contain accelerated vesting provisions that will apply upon our Change in Control (as defined below).
The employment agreements for each of our Named Executive Officers contain similar termination provisions. Under the employment agreements, if the executive’s employment is terminated prior to the expiration of the term by the executive for good reason (as defined below), by notice of non-renewal by us or by our action for any reason other than his death or disability (as defined below) or for cause (as defined below), subject to the executive’s execution and nonrevocation of a release within the period specified in the employment agreement, the executive will be entitled to receive the following benefits: (1) a lump sum payment of an amount equal to the applicable “severance multiple” times the sum of his annual base salary at the time of the termination plus a specified percentage of his annual base salary, (2) a lump sum payment of an amount equal to his unpaid bonus for the prior calendar year, if any, payable at the same time such bonus is paid to active executives, (3) a lump sum payment of an amount equal to his bonus for the calendar year in which his termination occurs, if any, as determined in good faith by our board of directors in accordance with the performance criteria established pursuant to the employment agreement, prorated through and including the date of termination, payable at the same time as such bonus is paid to active executives and (4) if he elects COBRA continuation coverage for himself and his eligible dependents, monthly reimbursement of the differential between the COBRA premium and the active executive contribution amount for such coverage under our group health plans for up to eighteen months.
The employment agreements provide that the “severance multiple” in clause (1) above is two for each of our Named Executive Officers unless the executive’s termination of employment occurs on or within two years after the occurrence of a Change in Control, in which case the “severance multiple” is three. The employment agreements for our Named Executive Officers provide that any payments or benefits to which the executive may be entitled (whether under the employment agreement or otherwise), which would be subject to a parachute payment excise tax under Section 4999 of the Code prior to January 1, 2015, will be grossed up so that he will receive an additional payment from us sufficient to cover such excise tax and any additional excise taxes imposed on such additional payment. Mr. Jones’s employment agreement also provides the same gross‑up protection, but, consistent with his prior employment agreement with FOT, such protection does not have an expiration date. On or after January 1, 2015, except for Mr. Jones, whose tax protections continue in accordance with his employment agreement, in the event that any payments to the executives constitute parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced to an amount that would no longer create a parachute payment or be paid in full, whichever produces the better net after-tax position for the executive. If a Named Executive Officer’s employment is terminated for any reason other than those described above, the executive will continue to receive his compensation and benefits to be provided by us until the date of termination, and the compensation and benefits will terminate contemporaneously with the termination of his employment. Under the terms of the employment agreements, subject to certain exceptions, the executives may not compete in the market in which we and our respective affiliates engage during his employment and for two years following the termination of his employment.

The employment agreements define the term “Good Reason” as any of the following events: (1) a material decrease in annual base salary (other than as part of a decrease of up to 10% for all of our executive officers); (2) in the case of Mr. Gaut, the executive’s demotion from his current position with Forum, and in the case of Messrs. Harris, Jones, Brooks and McCulloch a material diminution in the executive’s authority, duties or responsibilities (other than certain changes in management structure primarily affecting reporting responsibility); or (3) an involuntary relocation of the geographic location of the executive’s principal place of employment by more than 75 miles. “Disability” is generally defined as an executive’s inability to perform the executive’s duties or fulfill his obligations under the employment agreement by reason of any physical or mental impairment for a continuous period of not less than three months. The employment agreements state that a termination for “Cause” will occur when an executive has (a) engaged in gross negligence or willful misconduct in the performance of his duties with respect to us, (b) materially breached any material provision of his employment agreement or any written corporate policy, (c) willfully engaged in conduct that is materially injurious to us or (d) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude.
In terms of the severance benefits payable to our Named Executive Officers under the circumstances described above that are based on the “severance multiple,” the following table sets out the formula for determining the amount of such benefits for the Named Executive Officers’ under the agreements.

Executive	Base salary as of December 31, 2012 (“B”)	2012 annual bonus target (“T”) as a percent of base	Severance amount for termination not within 2 years after a change in control	Severance amount for termination within 2 years after a change in control
C. Christopher Gaut	$625,000	125	2 times (B+T)	3 times (B+T)
James W. Harris	$341,250	80	2 times (B+T)	3 times (B+T)
Charles E. Jones	$475,000	100	2 times (B+T)	3 times (B+T)
Wendell R. Brooks	$375,000	100	2 times (B+T)	3 times (B+T)
James L. McCulloch	$320,500	80	2 times (B+T)	3 times (B+T)

“Change in Control” is generally defined in the employment agreements to occur upon (1) the acquisition by an individual, entity or group (within the meaning of the Exchange Act) of the beneficial ownership of fifty percent or more of either (a) our then outstanding shares of common stock, or (b) the combined voting power of our then outstanding voting securities entitled to vote in our election of directors; (2) the date the individuals who, immediately following the time when our stock becomes publicly traded, constitute our board of directors (and certain approved individuals who become directors after such time) cease to constitute a majority of the board of directors; or (3) the consummation of a corporate transaction (merger, reorganization, consolidation or a sale of all or substantially all of our assets) unless, following that transaction, all or substantially all of the individuals and entities that were the beneficial owners of our outstanding common stock and outstanding voting securities prior to the transaction still beneficially own more than fifty percent of those shares of common stock or voting power of the resulting entity following the transaction and at least a majority of the members of the board of directors of the ultimate parent entity resulting from the transaction were members of our board of directors at the time of the execution of the agreement that led to the transaction.
The restricted stock and stock option award agreements under our 2010 Plan have accelerated vesting provisions in the event of our Change in Control (the 2010 Plan and award agreements contain substantially the same definition of a Change in Control as provided within the Named Executive Officer’s employment agreement). If a Change in Control occurs during the period of time that the award is still outstanding, any unvested portion of the award will immediately vest so long as the executive has been continuously employed with us from the date of grant until the Change in Control event.

Quantification of payments
The table below discloses the amount of compensation and/or benefits due to the Named Executive Officers in the event of their termination of employment and/or in the event we undergo a Change in Control. The amounts disclosed assume such termination and/or the occurrence of such Change in Control was effective December 31, 2012, and use the price of our common stock on that date of $24.75. The column titled “Termination without cause, for good reason or due to non-extension by company not within a two-year period following a change in control” utilizes the 2 times (B+T) formula above, while the column titled “Termination without cause, for good reason or due to non-extension by company within a two-year period following a change in control” utilizes the 3 times (B+T) formula. COBRA premiums reflected below are based upon the monthly premiums in effect for each of the Named Executive Officers with respect to medical, dental and vision expenses effective as of January 1, 2013 for a period of eighteen months. The Change in Control payments for each individual reflects our estimation of the payment that would be necessary to gross such person up for the excise taxes that may be required following a Change in Control. The amounts below constitute estimates of the amounts that would be paid out to the Named Executive Officers upon their respective terminations and/or upon a Change in Control under such arrangements, but final amounts can only be determined with certainty upon the actual event. The actual amounts to be paid out are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a Change in Control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Named Executive Officer	Termination due to death or disability ($)	Termination without cause, for good reason or due to non-extension by company not within a two-year period following a change in control ($)	Termination without cause, for good reason or due to non-extension by company within a two-year period following a change in control ($)	Change in control without termination ($)

C. Christopher Gaut
Salary	NA	1,250,000	1,875,000	—
Bonus Amounts	NA	1,562,500	2,343,750	—
COBRA Premiums	NA	18,607	18,607	—
Change in Control Payments	NA	NA	2,928,025	982,052
Accelerated Equity Vesting(1)	NA	22,072,710	22,072,710	22,072,710
Total	—	24,903,817	29,238,092	23,054,762
James W. Harris
Salary	NA	682,500	1,023,750	—
Bonus Amounts	NA	546,000	819,000	—
COBRA Premiums	NA	18,607	18,607	—
Change in Control Payments	NA	NA	837,322	—
Accelerated Equity Vesting(1)	NA	3,389,946	3,389,946	3,389,946
Total	—	4,637,053	6,088,625	3,389,946
Charles E. Jones
Salary	NA	950,000	1,425,000	—
Bonus Amounts	NA	950,000	1,425,000	—
COBRA Premiums	NA	6,031	6,031	—
Change in Control Payments	NA	NA	1,138,780	—
Accelerated Equity Vesting(1)	NA	5,522,463	5,522,463	5,522,463
Total	—	7,428,494	9,517,274	5,522,463

Named Executive Officer	Termination due to death or disability ($)	Termination without cause, for good reason or due to non-extension by company not within a two-year period following a change in control ($)	Termination without cause, for good reason or due to non-extension by company within a two-year period following a change in control ($)	Change in control without termination ($)
Wendell R. Brooks
Salary	NA	750,000	1,125,000	—
Bonus Amounts	NA	750,000	1,125,000	—
COBRA Premiums	NA	22,280	22,280	—
Change in Control Payments	NA	NA	1,046,978	—
Accelerated Equity Vesting(1)	NA	3,189,311	3,189,311	3,189,311
Total	—	4,711,591	6,508,569	3,189,311
James L. McCulloch
Salary	NA	641,000	961,500	—
Bonus Amounts	NA	512,800	769,200	—
COBRA Premiums	NA	1,824	1,824	—
Change in Control Payments	NA	NA	866,810	—
Accelerated Equity Vesting(1)	NA	3,342,951	3,342,951	3,342,951
Total	—	4,498,575	5,942,285	3,342,951

Total	—	46,179,530	57,294,845	38,499,433

(1)
Calculated based on (i) the difference between the closing price of our common stock on December 31, 2012 ($24.75) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of our common stock on December 31, 2012 ($24.75), in the case of restricted stock.

DIRECTOR COMPENSATION
Directors’ fees
All non-employee directors received an annual base cash retainer of $60,000, except that each of David C. Baldwin, Andrew L. Waite and Terence M. O’Toole received retainers in the amount of $45,000 (prorated from the time of our initial public offering). C. Christopher Gaut does not receive an annual retainer or any other form of compensation for his service on the board of directors. The Chairperson of the Audit Committee received an additional annual retainer of $15,000, and the other members of that committee received an additional annual retainer of $5,000, in each case prorated as applicable. The Chairperson of the Nominating, Governance & Compensation Committee received an additional annual retainer of $10,000, and the other members of that committee received an additional annual retainer of $5,000, in each case prorated as applicable. We have not paid board of directors meeting fees or committee meeting fees to our directors.
Director equity-based compensation
Each non-employee director receives equity-based compensation in the form of restricted stock or restricted stock units. The form of award to a director is at the election of that director. Awards of restricted stock and restricted stock units for 2012 are more fully described in the table below. For the 2013 annual award made in February 2013, the award totaled an amount equal to $125,000 pro rated for the number of months since the last annual award in August 2012. Starting in 2014, the annual award is expected to be made in the first quarter of the year and have a value on the grant date of approximately $125,000, calculated based on the stock price at the close of trading on the relevant grant date. Annual awards have a thirteen month vesting period from the date of grant. A director may elect to defer settlement of restricted stock units, in which case such settlement will occur upon termination of service in a cash lump sum or in annual installments over a period of no longer than 10 years.

Director Compensation for the year ended December 31, 2012
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Evelyn M. Angelle	72,500	131,267	—	203,767
David C. Baldwin	45,000	156,250	—	201,250
John A. Carrig	62,500	131,267	—	193,767
Michael McShane	66,250	131,267	—	197,517
Franklin Myers	75,625	131,267	—	206,892
Terence M. O’Toole	48,750	156,250	—	205,000
John Schmitz	64,375	131,267	—	195,642
Louis A. Raspino	62,500	81,271	37,804	181,575
Andrew L. Waite	45,000	156,250	—	201,250

(1)
The amounts in the “Stock Awards” column represent the grant-date fair value in 2012 as determined in accordance with the FASB Accounting Standards Topic 718. Following completion of our initial public offering, Messrs. Baldwin and Waite received restricted stock grants of 5,975 shares on May 18, 2012 valued at the grant date price of $20.92. Mr. O’Toole also received a restricted stock grant of 5,975 shares on May 18, 2012 valued at the grant date price of $20.92 in connection with his appointment to our board of directors. Ms. Angelle and Mr. Carrig received grants of 5,897 restricted stock units on August 15, 2012, Messrs. McShane, Myers and Schmitz received grants of 5,897 restricted stock on August 15, 2012, Messrs. Baldwin and O’Toole received grants of 1,404 shares of restricted stock on August 15, 2012, Mr. Waite received a grant of 1,404 restricted stock units on August 15, 2012, and Mr. Raspino receive a grant of 3,651 restricted stock units on August 15, 2012, each at the grant date price of $22.26. For additional information, see Note 12 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2012.

(2)
The amounts in the “Option Awards” column represent the grant-date fair value to Mr. Raspino in 2012 as determined in accordance with the FASB Accounting Standards Topic 718. Mr. Raspino received 6,179 options with an exercise price of $16.22 in connection with his appointment to the board of directors in January 2012. The Black-Scholes ratio was valued at 37.72% using the volatility, risk-free rate and expected term.

As of December 31, 2012, the total number of shares of common stock subject to outstanding stock option awards and restricted stock awards held by each director is as follows:

Name	Option Awards	Restricted Stock Units/Restricted Stock
Evelyn M. Angelle	12,617	5,897
David C. Baldwin	—	7,379
John A. Carrig	6,549	5,897
Michael McShane	28,786	5,897
Franklin Myers	11,396	5,897
Terence M. O’Toole	—	7,379
John Schmitz	19,536	5,897
Louis A. Raspino	6,179	3,651
Andrew L. Waite	—	7,379
Director deferred compensation
Non-employee directors are eligible to participate in our deferred compensation and restoration plan. The plan provides that a director may defer all or any portion of his or her cash retainer paid for services as a director. All deferred cash amounts are credited with earnings through the date paid based on one or more benchmark rates selected by the Nominating, Governance & Compensation Committee with a minimum return rate equal to the prime rate as published in the Wall Street Journal plus one percentage point. Upon a “change of control” within the meaning of Internal Revenue Code Section 409A, all account balances will be fully vested. The definition of a change of control event is the same as the definition under the 2010 Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued under our existing equity compensation plan as of December 31, 2012. The table does not include the additional shares issuable under our proposed Employee Stock Purchase Plan, as described below, which is subject to stockholder approval at the annual meeting.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	3,105,615	7.52	10,165,991 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,105,615	7.52	10,165,991

(1)	Consists of the 2010 Stock Incentive Plan.

(2)
Shares remaining available for issuance under the 2010 Stock Incentive Plan with respect to awards (other than outstanding awards) could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2013, we have issued an additional 845,720 awards under the plan in the form of restricted stock units, restricted stock, stock options and performance shares (assuming achievement of targets set by the board of directors).

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
(ITEM 2 ON PROXY CARD)
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This item, commonly referred to as a “say-on-pay” vote, provides you, as a stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.
Our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under our program, our named executive officers are rewarded for strong corporate performance, the achievement of specific annual goals and the realization of increased stockholder value. Please read “Compensation Discussion and Analysis” and “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.
The Nominating, Governance & Compensation Committee continually reviews the compensation program for our named executive officers to ensure the program achieves the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives:

•	motivate our executives to achieve key operating, safety and financial performance goals that enhance long-term shareholder value;

•	reward outstanding performance in achieving these goals without subjecting us to excessive or unnecessary risk; and

•
establish and maintain a competitive executive compensation program that enables us to attract, motivate and retain experienced and highly capable executives who will contribute to our long-term success.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement and ask that our stockholders approve the following non-binding resolution at the annual meeting:
“RESOLVED, that the stockholders of Forum Energy Technologies, Inc. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other narrative discussion in the proxy statement for the 2013 Annual Meeting of Stockholders of the Company.”
As an advisory resolution, our stockholders’ vote on this proposal is not binding on the board of directors or us. The board of directors could, if it concluded it was in our best interests to do so, choose not to follow or address the outcome of the advisory resolution. Decisions regarding the compensation and benefits of our named executive officers remain with our board of directors and the Nominating, Governance & Compensation Committee. We expect, however, that our Nominating, Governance & Compensation Committee will review the voting results on this proposal and give consideration to the outcome when making future decisions regarding compensation of our named executive officers.
Vote Required and Board Recommendation
Approval of the proposal requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote. Your board of directors recommends a vote “FOR” the approval of the advisory resolution on executive compensation.

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY RESOLUTIONS TO APPROVE EXECUTIVE COMPENSATION
(ITEM 3 ON PROXY CARD)

This proposal, commonly known as a “say-on-frequency” proposal, provides our stockholders with the opportunity to vote, on a non-binding advisory basis, on the frequency with which we should conduct the say-on-pay vote. You are given the option of selecting a frequency of every one, two or three years, or abstaining.
The board of directors has determined that an advisory resolution on executive compensation that is submitted to stockholders every year is the most appropriate alternative for us and, therefore, the board of directors recommends that you vote in favor of an annual advisory resolution on executive compensation. This recommendation is based on our belief that an annual advisory resolution on executive compensation will provide stockholders with a frequent and consistent opportunity to express their views on our executive compensation as disclosed in our annual proxy statements and will allow our Nominating, Governance & Compensation Committee to take our stockholders’ views into account more quickly than a less frequent vote would allow and to evaluate changes in our stockholders’ views over time as our executive compensation program evolves.
As an advisory vote, this proposal is not binding upon us or the board of directors, and the board could, if it concluded it was in our best interests to do so, choose not to follow or implement the outcome of the advisory vote. In setting the agenda for future stockholder meetings, however, we expect that the board of directors will review voting results on this proposal and give due consideration to the outcome. In future years, the board of directors could also recommend to stockholders that an advisory resolution on executive compensation be submitted to stockholders less frequently than annually.
Vote Required and Board Recommendation
You are not voting to approve or disapprove of the board’s recommendation. You are being asked to select from one of the four choices set forth above. The alternative (other than abstention) that receives the most votes will be deemed the advice of the stockholders. Your board of directors recommends that future advisory resolutions on executive compensation be submitted to stockholders every year.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
(ITEM 4 ON PROXY CARD)
Description of the Proposal
Our board of directors has adopted, subject to stockholder approval at our 2013 annual meeting of stockholders, the Forum Energy Technologies, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). All employees, including executive officers (other than 5% owners of Forum), are eligible to participate in the Employee Stock Purchase Plan. If approved by stockholders, employees may purchase shares of our common stock through payroll deductions at a discount of up to 15% of market value. The offering periods under the proposed Employee Stock Purchase Plan are generally six months in duration. Employees are limited to a maximum payroll deduction of up to 30% of eligible compensation and may not purchase more than $25,000 in shares each calendar year under the Employee Stock Purchase Plan. A total of 605,000 shares of our common stock have been reserved for issuance under the Employee Stock Purchase Plan.
The Employee Stock Purchase Plan was established to provide eligible employees with an opportunity to increase their proprietary interest in our success by purchasing stock from us at a discount and to pay for such purchases through a payroll deduction. The Employee Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. The summary does not purport to be a complete description of all the provisions of the Employee Stock Purchase Plan, which is attached hereto as Appendix A.
Administration
The Nominating, Governance & Compensation Committee acts as the administrator of the Employee Stock Purchase Plan and has the authority to interpret and resolve any ambiguities in the terms of the Employee Stock Purchase Plan. The committee has the right to delegate its administrative responsibilities under the Employee Stock Purchase Plan.
Eligibility; Price of Shares; Stock Purchases
Employees—including executive officers—are eligible to participate in the Employee Stock Purchase Plan. As of March 31, 2013, there are approximately 3,300 employees eligible to participate in the Employee Stock Purchase Plan.
An employee may not participate in the Employee Stock Purchase Plan if the employee would own stock of Forum (including stock the employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of Forum. In addition, an employee may not purchase stock with a fair market value in excess of $25,000 per calendar year.
Under the Employee Stock Purchase Plan, each calendar year is divided into “offering periods.” Each offering period will consist of a six-month period commencing on January 1 or July 1. If the Employee Stock Purchase Plan is approved by the stockholders, the initial offering period will commence on July 1, 2013.
Prior to each offering period, an eligible employee may elect to purchase stock under the Employee Stock Purchase Plan by payroll deduction. The employee will designate the percentage, up to a maximum of 30%, of eligible compensation (as defined under the Employee Stock Purchase Plan) to be withheld and applied to the purchase of stock as of the last trading day of the offering period. Subject to the Employee Stock Purchase Plan rules and the committee’s consent, an employee may reduce (but not increase) the contribution percentage during the offering period.
At the end of each offering period, we will apply the amount contributed by the employee during that period to the purchase of shares of common stock. Generally, the purchase price will be equal to 85% (or such other percentage that is not lower than 85% as designated by the committee prior to the commencement of an offering period) of the market price of common stock on one of the following dates: (i) the offering date, (ii) the purchase date or (iii) the offering date or the purchase date, whichever is lower, as designated by the Committee from time to time.

Withdrawal from the Employee Stock Purchase Plan; Termination of Employment
Participants may withdraw from the Employee Stock Purchase Plan at any time prior to the last trading day of an offering period by providing at least 15 days’ prior written notice to the committee. As soon as practicable after withdrawal, payroll deductions will cease and all amounts credited to the participant’s account will be refunded in cash, without interest. A participant who has withdrawn from the Employee Stock Purchase Plan will not participate in future offering periods unless he or she re-enrolls pursuant to the Employee Stock Purchase Plan’s rules.
If a participant’s status as an eligible employee terminates due to the participant’s death, disability or retirement, amounts credited to the participant’s account will be refunded in cash to the participant (or the participant’s estate in the case of the participant’s death) or held until the end of the offering period and applied to purchase shares, at the election of the participant (or the participant’s legal representative in the case of the participant’s death). If a participant’s status as an eligible employee terminates for any other reason, amounts credited to the participant’s account will be refunded in cash to the participant.
Amendment and Termination
The Employee Stock Purchase Plan may be amended or terminated at any time by the board of directors. The Nominating, Governance & Compensation Committee also may amend the Employee Stock Purchase Plan to comply with applicable rules and regulations or to facilitate the administration of the Employee Stock Purchase Plan provided that the amendment does not materially increase the cost of the Employee Stock Purchase Plan. An amendment to the Employee Stock Purchase Plan shall require stockholder approval only to the extent required by applicable laws, regulations or rules.
Effect of Certain Reorganization Events
In the event of a reorganization event (as defined under the Employee Stock Purchase Plan), the committee may take certain actions with respect to the Employee Stock Purchase Plan as the committee deems appropriate and as are provided under the terms of the Employee Stock Purchase Plan.
U.S. Federal Income Tax Consequences
The Employee Stock Purchase Plan is intended to be a tax-qualified “employee stock purchase plan” under Section 423 of the Internal Revenue Code, which qualifies for favorable tax treatment. A participant does not have to pay taxes until he or she sells or otherwise disposes of shares purchased under the Employee Stock Purchase Plan. A participant will not have to pay income or employment tax upon the purchase of Forum’s common stock at a discount. The participant will, however, have a taxable event upon the sale or disposition of the shares. A participant’s federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition occurs if the participant held the shares for more than two years after the start date of the offering period in which he or she purchased the shares. A disqualifying disposition is any sale or other disposition that occurs before the two-year holding period is satisfied.
If the participant makes a qualifying disposition and if shares purchased under the Employee Stock Purchase Plan are sold at a gain, the participant will report ordinary income from the sale in an amount equal to the lesser of:

•	the fair market value of the shares on the date of the qualifying disposition, minus the purchase price paid for those shares; or

•	the fair market value of the shares on the last trading day before the start of such offering period, minus the purchase price paid for the shares.
If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss will be recognized as a capital loss.

Any additional gain recognized on disposition will be long-term capital gain. If the participant makes a disqualifying disposition, the participant will have ordinary income equal to the discount received on the purchase of the shares. This amount will be reported in the participant’s Form W-2 as wage income. Any additional gain or loss recognized on disposition will be short-term or long-term capital gain or loss, depending on the length of time the participant held the stock after purchase of the shares. We will generally be entitled to a business-expense deduction for any ordinary compensation income recognized by a participant who makes a disqualifying disposition.
The amount that a participant elects to have deducted from his or her compensation for the purchase of shares under the Employee Stock Purchase Plan is taxable wages and is subject to withholding at the time it would have otherwise been received by the participant.
New Plan Benefits
The future benefits or amounts that will be received by or allocated to the officers and employees of us and our subsidiaries if the Employee Stock Purchase Plan is approved by our stockholders are not presently determinable because the number of shares to be issued to these individuals will vary depending upon the level of payroll deductions selected by eligible employees and the future price of our common stock.
Vote Required and Board Recommendation
If a quorum is present at the annual meeting, the approval of the Employee Stock Purchase Plan requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of our common stock entitled to vote on the proposal. Your board of directors recommends a vote “FOR” such approval.

AUDIT COMMITTEE REPORT
The Audit Committee currently consists of Evelyn M. Angelle (Chairperson), Franklin Myers and John Schmitz. The Audit Committee’s purpose is to assist the board of directors in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of our independent auditors and (4) the effectiveness and performance of our internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Exchange Act and NYSE listing standards.
Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from us and received from PricewaterhouseCoopers LLP the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. This discussion and disclosure informed the Audit Committee of the independence of PricewaterhouseCoopers LLP and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of PricewaterhouseCoopers LLP. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management, our internal auditors and PricewaterhouseCoopers LLP. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.
Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that these audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Respectfully submitted,

Evelyn M. Angelle, Chairperson
Franklin Myers
John Schmitz

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(ITEM 5 ON PROXY CARD)
PricewaterhouseCoopers LLP has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2012. This appointment is being presented to the stockholders for ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.
Vote Required and Board Recommendation
If a quorum is present at the annual meeting, the ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” such ratification.
If the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, it is not anticipated that PricewaterhouseCoopers LLP will be replaced in 2013. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2014.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2012 and 2011, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2012	2011
	(In thousands)
Audit Fees (1)	$1,612	$2,778
Audit-Related Fees (2)	97	247
Tax Fees (3)	58	96
All Other Fees	40	—
Total	$1,807	$3,121

(1)
Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and subsidiary audits and services normally provided by the independent registered public accountant in connection with statutory and regulatory filings.

(2)	Audit-Related Fees consisted of fees for audit-related services, which primarily related to the acquisition of certain of our subsidiaries.

(3)	Tax Fees consisted of fees for tax services.
The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Exchange Act and applicable SEC rules. All services provided by our independent public accounting firm in 2012 and 2011 were preapproved by the Audit Committee.

ADDITIONAL INFORMATION
Stockholder Proposals for the 2014 Annual Meeting
To be included in the proxy materials for the 2014 annual meeting of stockholders, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 6, 2013. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.
Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2014 annual meeting of stockholders, notice will have to be delivered or received by us no earlier than January 17, 2014 or later than February 16, 2014. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to James L. McCulloch, Secretary, Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.
Discretionary Voting of Proxies on Other Matters
Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.
Annual Report on Form 10-K
Copies of our annual report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, are available without charge to stockholders upon request to Mark S. Traylor, Vice President, Investor Relations and Planning, at the principal executive offices of Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024.
Householding
The SEC permits a single copy of the Notice to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one copy of the Notice unless any stockholder at that address has given the broker contrary instructions. If any such beneficial stockholder residing at such an address, however, wishes to receive a separate copy of the Notice in the future, or if any such beneficial stockholder that elected to continue to receive separate copies of the Notice wishes to receive a single copy of the Notice in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, Forum Energy Technologies, Inc., 920 Memorial City Way, Suite 1000, Houston, Texas 77024, telephone number (281) 949-2500. We will promptly deliver, upon written or oral request to the corporate secretary, a separate copy of the Notice to a beneficial stockholder at a shared address to which a single copy of the Notice was delivered.

APPENDIX A

FORUM ENERGY TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Effective as of July 1, 2013)

FORUM ENERGY TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As effective July 1, 2013)
SECTION 1
PURPOSE
The purpose of the Forum Energy Technologies, Inc. Employee Stock Purchase Plan is to provide eligible Employees of the Company and its Designated Subsidiaries with an opportunity to acquire a proprietary interest in the Company’s long‑term performance and success through the purchase of shares of Common Stock at a favorable price with funds accumulated through payroll deductions.
It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code.
SECTION 2
DEFINITIONS
As used in the Plan, the following terms, when capitalized, have the following meanings:
(a)    “Board” means the Company’s Board of Directors.
(b)    “Business Day” means a day that the New York Stock Exchange, or any other exchange on which the Company’s Common Stock is traded, is open.
(c)    “Code” means the Internal Revenue Code of 1986, as amended.
(d)    “Committee” means the committee described in Section 11.
(e)    “Common Stock” means the common stock of the Company, $.01 par value per share, or any stock into which that common stock may be converted.
(f)    “Company” means Forum Energy Technologies, Inc., a Delaware corporation, and any successor corporation.
(g)    “Compensation” means the income an Employee receives that is included in the Employee’s Form W‑2 compensation actually paid during the Plan Year, together with the Employee’s pre‑tax contributions under the Forum Energy Technologies, Inc. 401(k) Plan for the Plan Year; provided, however, that any amount which would otherwise be considered Compensation but which is received by an Employee under the following circumstances will not be considered Compensation: (1) any amount intended as reimbursement for moving expenses; (2) any amount intended as reimbursement for car expenses; (3) any amount paid after termination of employment which is attributable to severance pay and unused sick days and vacation days; (4) any amount received as non‑cash fringe benefits or allowances; (5) foreign assignment related allowances such as housing, cost of living, and educational allowances; (6) amounts realized (i) from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421‑1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii)  from the sale, exchange, or other disposition of stock acquired under a statutory stock option, or (iii) as a result of any other grant, purchase, or settlement or disposition of stock‑based compensation, whether under the Company’s stock incentive plan or otherwise; and (7) amounts deferred under a nonqualified deferred‑compensation plan or arrangement.
(h)    “Contributions” means all amounts contributed by a Participant to the Plan in accordance with Section 5.
(i)    “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin‑off, spin‑out, split‑off, split‑up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.
(j)    “Custodian” means Bank of America Merrill Lynch.
(k)    “Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee as eligible to participate in the Plan as to its eligible Employees.
(l)    “Disability” means any physical or mental condition for which the Participant would be eligible to receive long‑term disability benefits under the Company’s or a Designated Subsidiary’s long‑term disability plan. With respect to any Participant residing outside of the United States, the Committee may revise the definition of "Disability" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.
(m)    “Effective Date” means July 1, 2013, subject to approval by the stockholders of the Company.
(n)    “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of the Company or a Designated Subsidiary.
(o)    “Enrollment Date” means the date prior to each Purchase Period designated by the Committee as the last day for submission of enrollment and contribution elections.
(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q)    “Fair Market Value” of a share of Common Stock means, as of any specified date: the closing price of the Common Stock, if the Common Stock is listed on a national stock exchange registered under Section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.
(r)    “Insider” means (i) any officer of the Company or a Designated Subsidiary who is subject to the reporting requirements of Section 16 of the Exchange Act and (ii) unless the Committee determines otherwise, any individual that the General Counsel of the Company designates as subject to the Company’s insider trading or blackout policies, as they may be in place from time to time.
(s)    “Offering Date” means the first Business Day of each Purchase Period.
(t)    “Participant” means a participant in the Plan as described in Section 4.
(u)    “Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 5.
(v)    “Plan” means the Forum Energy Technologies, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
(w)    “Plan Year” means the 12‑month period ending on December 31 of each year.
(x)    “Purchase Date” means the last Business Day of each Purchase Period or such other date as required by administrative operational requirements.

(y)    “Purchase Period” means a period of six months commencing on January 1 and July 1 of each Plan Year. The initial Purchase Period after the Effective Date shall be set by the Committee and may be, in the Committee’s discretion, for a period of less than six months.
(z)    “Purchase Price” means an amount equal to 85% to 100% of the Fair Market Value of a Share on one of the following dates: (i) the Offering Date, (ii) the Purchase Date or (iii) the Offering Date or the Purchase Date, whichever is lower, as the Committee in its sole discretion shall determine and communicate to the Participants.
(aa)    “Retirement” means, with respect to a Participant, the Participant’s termination of employment with the Company or a Designated Subsidiary after attaining age 65. Notwithstanding the foregoing, with respect to a Participant residing outside the United States, the Committee may revise the definition of "Retirement" as appropriate to conform to the laws of the applicable non‑U.S. jurisdiction.
(bb)    “Share” means a share of Common Stock, as adjusted in accordance with Section 13.
(cc)    “Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary should be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).
SECTION 3
ELIGIBILITY
(a)    Eligible Employees. Any person who is an Employee as of the Enrollment Date immediately preceding an Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 4 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan any or all Employees whose customary employment is 20 hours per week or less or is not for more than five months in a calendar year, and (ii) impose an eligibility service requirement of up to two years of employment. The Committee may also determine that a designated group of highly compensated employees (within the meaning of Code Section 414(q)) are ineligible to participate in the Plan.
(b)    Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns an amount of capital stock of the Company and/or holds outstanding options to purchase stock which equals or exceeds five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Designated Subsidiary.
SECTION 4
PARTICIPATION
An Employee may elect to become a Participant in the Plan on the Offering Date following the date he first meets the eligibility requirements of Section 3, by completing such enrollment documents as are provided by the Committee or its designee, including where applicable a payroll deduction authorization form, and submitting them to the Committee or its designee in accordance with the administrative requirements and any limitations established by the Committee. The enrollment documents will set forth the amount of the Participant’s Contributions, which may be established as a percentage of the Participant’s Compensation or a specific dollar amount; provided, however, in no event shall a Participant’s Contributions for a given payroll exceed thirty percent (30%) of the Participant’s Compensation (or such other dollar amount or percentage limits as the Committee may establish from time to time before an Offering Date). Contributions to the Plan may be also subject to such other limits designated by the Committee, including any minimum Contribution amount or percentage.
The Plan is a discretionary plan. Participation by any Employee is purely voluntary. Participation in the Plan with respect to any Purchase Period shall not entitle any Participant to participate with respect to any other Purchase Period.

SECTION 5
CONTRIBUTIONS
(a)    Payroll Deductions. A Participant’s Contributions will begin on the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period, unless the Participant elects to withdraw from or suspend participation in the Plan as provided in Section 9. A Participant’s enrollment documents will remain in effect for successive Purchase Periods unless the Participant elects to withdraw from or suspend participation in the Plan as provided in Section 9 or timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.
(b)    Payroll Deduction Account. For each payroll for which the Participant has elected to make Contributions to the Plan by means of payroll deduction or otherwise (as approved by the Committee), the Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.
(c)    No Changes to Payroll Deductions. A Participant may suspend or discontinue his participation in the Plan as provided in Section 9, but may not make any other change during a Purchase Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Purchase Period.
(d)    Continued Contributions and Participation. So long as a Participant remains an Employee of the Company or a Designated Subsidiary, Contributions shall continue in effect from Purchase Period to Purchase Period, unless: (i) by the Enrollment Date prior to the first day of the next succeeding Purchase Period the Participant elects a different Contribution in accordance with procedures established by the Committee; or (ii) the Participant withdraws from the Plan in accordance with Section 9 or terminates employment in accordance with Section 10 hereof.
(e)    No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan.
(f)    Non-U.S. Contributions. In countries where payroll deductions are not permissible or feasible, the Committee may, in its sole discretion, permit an Employee to participate in the Plan by alternative means. Except as otherwise specified by the Committee, Contributions (including payroll deductions) made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.
SECTION 6
STOCK PURCHASES
(a)    Automatic Purchase. Effective as of the close of business on each Purchase Date, but subject to the limitations of Section 7, each Participant will be deemed, without further action, to have automatically purchased the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date and such Shares will be considered to be issued and outstanding. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be (i) retained in the Participant’s Payroll Deduction Account for the subsequent Purchase Period or (ii) returned to each Participant who is not eligible or has elected not to participate in the following Purchase Period.
(b)    Delivery of Shares. Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has notified the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate) as soon as administratively feasible after the Purchase Date. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in a Plan Omnibus account or the Participant’s individual brokerage account as determined by the Committee. At any time, a Participant may request issuance by the Custodian or such other designated bank or financial institution of a stock certificate representing all or a portion of the Shares (in a whole number) held in such Participant’s account; provided, however, that the Committee may require that Shares be retained by the Custodian for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares. A Participant shall not be permitted to pledge, transfer, or sell Shares until they are issued in certificate form or book entry, except as otherwise permitted by the Committee and subject to the Company’s policies regarding securities trading.
(c)    Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.
(d)    Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.
SECTION 7
LIMITATION ON PURCHASES
(a)    Limitations on Aggregate Shares Available During a Purchase Period. With respect to each Purchase Period, the Committee, at its discretion, may specify the maximum number of shares of Common Stock that may be purchased or such other limitations that it may deem appropriate, subject to the aggregate number of shares authorized under Section 12 of the Plan. If the number of shares of Common Stock for which options are exercised exceeds the number of shares available in any Purchase Period under the Plan, the shares available for exercise shall be allocated by the Committee pro rata among the Participants in the Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of shares of Common Stock under the Plan shall be refunded to the Participants after the end of the Purchase Period, without interest.
(b)    Limitations on Participant Purchases. Participant purchases are subject to the following limitations:
(1) Purchase Period Limitation. Subject to the calendar year limits provided in (2) below, the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.
(2) Calendar Year Limitation. No right to purchase Shares under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).
(c)    Refunds. As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the unused balance will (i) remain in the Participant’s Payroll Deduction Account or (ii) be returned to any Participant who is not eligible or has elected not to participate in the following Purchase Period.
SECTION 8
WITHDRAWAL OF SHARES AND SALE OF SHARES
(a)    Withdrawal of Shares. A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) whole shares held in his account by giving notice to the Custodian (or other person designated by the Committee) in the appropriate manner. Upon receipt of such notice from the Participant, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant’s account as soon as administratively feasible.
(b)    Sale of Shares. Notwithstanding anything in the Plan to the contrary, a Participant may sell whole shares (and fractional shares if authorized by the Committee in its sole discretion) which are held in his account by giving notice to the Custodian (or such other person designated by the Committee) in the appropriate manner. Upon receipt of such notice from the Participant, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the sale of such Participant’s shares. Any sale will occur as soon as administratively feasible.
SECTION 9
SUSPENSION OF AND WITHDRAWAL FROM PARTICIPATION
(a)    A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior notice to the person designated by the Committee in the form and manner approved by the Committee. If a Participant elects to suspend his payroll deductions, only those Contributions credited to the Participant’s Payroll Deduction Account at the time of the election shall be used to purchase shares during that Purchase Period. Any Participant who suspends payroll deductions during any Purchase Period may not resume payroll deductions during such Purchase Period and must re‑enroll in the Plan in order to participate in the Plan during a subsequent Purchase Period.
(b)    Except for any Participant who is deemed to be an Insider, a Participant may cease participation in a Purchase Period at any time prior to the Purchase Date and withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account by providing at least 15 days’ prior written notice in the form and manner prescribed by the Committee. Partial cash withdrawals shall not be permitted. Any Participant who is deemed to be an Insider may not make a cash withdrawal under this Section 9. If a Participant elects to withdraw, the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant’s voluntary withdrawal during a Purchase Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Purchase Period. Any Participant who withdraws contributions during any Purchase Period may not resume payroll deductions during such Purchase Period and must re‑enroll in the Plan in order to participate in the Plan during a subsequent Purchase Period.
SECTION 10
EMPLOYMENT TERMINATION
(a)    Termination Other Than Death, Disability or Retirement. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account.
(b)    Termination Due to Death. In the event of a Participant’s death, at the election of the Participant’s legal representative, the Participant’s Payroll Deduction Account balance will be (i) distributed to the Participant’s estate, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 6. Section 10(b)(ii) shall apply in the event the Participant’s estate fails to make a timely election pursuant to rules established by the Committee.
(c)    Termination Due to Disability or Retirement. If a Participant’s employment with the Company or a Designated Subsidiary terminates during a Purchase Period due to Disability or Retirement before the Purchase Date for such Purchase Period, then, at the Participant’s election, the Participant’s Payroll Deduction Account balance will either be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 6. Section 10(c)(ii) shall apply in the event the Participant fails to make a timely election pursuant to rules established by the Committee.
(d)    Leaves of Absence. The Committee may establish administrative policies regarding a Participant’s rights to continue to participate in the Plan in the event of such Participant’s leave of absence.
(e)    Stock Certificate. In the event of a Participant’s termination of employment for any reason, the Participant, or in the event of his death, his legal representative, may receive a stock certificate for the number of full shares held in his account by giving notice to the Custodian or such other designated bank or financial institution, in the appropriate manner, of his election to receive the certificate.

SECTION 11
PLAN ADMINISTRATION AND AMENDMENTS
The Plan will be administered by the Committee, which will be appointed by the Board. The Committee will be the Compensation Committee of the Board unless the Board appoints another committee to administer the Plan; provided, however, that such committee shall satisfy the independence requirements under Section 16 of the Securities Exchange Act of 1934, as amended, and as prescribed by any stock exchange on which the Company lists its Common Stock.
Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan; to take any actions necessary to implement the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.
SECTION 12
RESERVED SHARES
Subject to adjustments as provided in Section 13, the maximum number of Shares available for purchase on or after the Effective Date is 605,000 shares. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.
SECTION 13
CAPITAL CHANGES
In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.
SECTION 14
AMENDMENT OR TERMINATION OF THE PLAN
The Board in its sole discretion, may suspend or terminate the Plan, or amend the Plan in any respect; provided, however, that the stockholders of the Company must approve any amendment that would increase the number of Shares that may be issued under the Plan pursuant to options intended to qualify under Code Section 423 (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 13) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.
The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 12, or (b) at any date at the discretion of the Board. In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account.
SECTION 15
REGULATORY AND TAX COMPLIANCE
The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. The Plan is intended to comply with Rule 16b‑3 under the U.S. Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Committee may withhold from any payment due under the Plan or take any other action it deems appropriate to satisfy any federal, state or local tax withholding requirements.
SECTION 16
NON-U.S. JURISDICTIONS
The Committee may, in its sole discretion, adopt such rules or procedures to accommodate the requirements of local laws of non-U.S. jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures, as the Committee in its sole discretion deems appropriate. The Committee may also adopt rules and procedures different from those set forth in the Plan applicable to Participants who are employed by specific Designated Subsidiaries or at certain non-U.S. locations that are not intended to be within the scope of Code Section 423, subject to the provisions of Section 12, and may where appropriate establish one or more sub-plans for this purpose.
SECTION 17
MISCELLANEOUS
(a)    Nontransferability. Except by the laws of descent and distribution, no benefit provided hereunder, including an option to purchase shares of Common Stock, shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant’s lifetime, options granted to the Participant shall be exercisable only by the Participant. Shares of Common Stock shall be delivered only to the Participant or, in the event of his death, his properly designated beneficiary entitled to receive the same or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate.
(b)    Tax Withholding. The Company or any Designated Subsidiary shall have the right to withhold from all payments hereunder any federal, state, local, or non‑U.S. income, social insurance, or other taxes that it deems are required by law to be withheld with respect to such payments. If such withholding is insufficient to satisfy such Federal, state, local or non‑U.S. taxes, the Participant shall be required to pay to the Company or Designated Subsidiary, as the case may be, such amount required to be withheld or make such other arrangements satisfactory to the Company or such Designated Subsidiary, as the Committee shall determine.
(c)    No Employment Right. Nothing contained in the Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or Employee of the Company or any other employer or subsidiary or affiliate of the Company.
(d)    No Rights as Shareholder. A Participant shall not be considered a shareholder with respect to shares of Common Stock to be purchased until the Purchase Date. Thus, a Participant shall not have a right to any dividend or distribution on Shares subject to purchase during a Purchase Period.
(e)    Relationship to Other Benefits. It is not intended that any rights or benefits provided under the Plan be considered part of normal or expected compensation for purposes of calculating any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan or similar benefits or payments. No payment under the Plan shall be taken into account in determining any benefits under any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan of the Company or any Designated Subsidiary or subsidiary or affiliate of the Company.
(f)    Expenses. The expenses of implementing and administering the Plan shall be borne by the Company. Any brokerage fees for the subsequent transfer or sale of Shares acquired under the Plan shall be paid by the Participant (or his beneficiary or estate, if applicable).

(g)    Titles and Headings. The titles and headings of the Sections and subsections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(h)    Application of Funds. All funds received by the Company under the Plan shall constitute general funds of the Company.
(i)    Nonexclusivity of Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(j)    Duration of Plan. Notwithstanding any provision in the Plan, no options shall be granted hereunder prior to stockholder approval. The Plan shall remain in effect until all options granted under the Plan have been exercised or expired, vested or forfeited, and/or satisfied or expired.
(k)    Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to that State’s choice of law rules, except to the extent preempted by the laws of the United States or a foreign jurisdiction.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 C. CHRISTOPHER GAUT 02 DAVID C. BALDWIN 03 FRANKLIN MYERS

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Advisory resolution to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3 Advisory vote on the frequency of advisory resolutions to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

	For	Against	Abstain
4 Approval of Employee Stock Purchase Plan.	☐	☐	☐
5 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000172716_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

FORUM ENERGY TECHNOLOGIES, INC.
Annual Meeting of Stockholders
May 17, 2013 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) C. Christopher Gaut and James L. McCulloch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORUM ENERGY TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM, CDT on 5/17/2013, at 920 Memorial City Way, Suite 1000, Houston, Texas 77024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000172716_2 R1.0.0.51160